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                                                                    Exhibit 4.05

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                    R.P. SCHERER INTERNATIONAL CORPORATION,
                                     ISSUER


                                      AND


                                 COMERICA BANK
                                    TRUSTEE


                             ----------------------


                                   INDENTURE


                         DATED AS OF JANUARY 1, 1994


                             ----------------------


                                DEBT SECURITIES




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                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----

RECITALS OF THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

NOW THEREFORE, THIS INDENTURE WITNESSETH: . . . . . . . . . . . . . . . . . .  1

ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION . . . . . . . . . . . .    1
     SECTION 101.   Definitions   . . . . . . . . . . . . . . . . . . . . .    1
     SECTION 102.   Compliance Certificates and Opinions.   . . . . . . . .   11
     SECTION 103.   Form of Documents Delivered to Trustee  . . . . . . . .   12
     SECTION 104.   Acts of Holders   . . . . . . . . . . . . . . . . . . .   13
     SECTION 105.   Notices, Etc. to Trustee or Company   . . . . . . . . .   15
     SECTION 106.   Notice to Holders; Waiver   . . . . . . . . . . . . . .   15
     SECTION 107.   Conflict with Trust Indenture Act   . . . . . . . . . .   16
     SECTION 108.   Effect of Headings and Table of
                    Contents  . . . . . . . . . . . . . . . . . . . . . . .   16
     SECTION 109.   Successors and Assigns  . . . . . . . . . . . . . . . .   17
     SECTION 110.   Separability Clause   . . . . . . . . . . . . . . . . .   17
     SECTION 111.   Benefits of Indenture   . . . . . . . . . . . . . . . .   17
     SECTION 112.   Governing Law   . . . . . . . . . . . . . . . . . . . .   17
     SECTION 113.   Non-Business Day  . . . . . . . . . . . . . . . . . . .   17
     SECTION 114.   Immunity of Incorporators, Stockholders,
                    Officers and Directors  . . . . . . . . . . . . . . . .   17
     SECTION 115.   Certain Matters Relating to Currencies  . . . . . . . .   18
     SECTION 116.   Language of Notices, Etc  . . . . . . . . . . . . . . .   18

ARTICLE TWO

                                  SECURITY FORMS  . . . . . . . . . . . . .   18
     SECTION 201.   Forms of Securities   . . . . . . . . . . . . . . . . .   18
     SECTION 202.   Form of Trustee's Certificate of
                    Authentication  . . . . . . . . . . . . . . . . . . . .   20
     SECTION 203.   Securities in Global Form   . . . . . . . . . . . . . .   20

ARTICLE THREE

                                  THE SECURITIES .  . . . . . . . . . . . .   20
     SECTION 301.   Title: Payment and Terms  . . . . . . . . . . . . . . .   20
     SECTION 302.   Denominations and Currencies  . . . . . . . . . . . . .   24
     SECTION 303.   Execution, Authentication, Delivery
                    and Dating  . . . . . . . . . . . . . . . . . . . . . .   24
     SECTION 304.   Temporary Securities and Exchange of
                    Securities  . . . . . . . . . . . . . . . . . . . . . .   26
     SECTION 305.   Registration, Registration of Transfer
                    and Exchange  . . . . . . . . . . . . . . . . . . . . .   30
     SECTION 306.   Mutilated, Destroyed, Lost and Stolen
                    Securities and Coupons  . . . . . . . . . . . . . . . .   34
     SECTION 307.   Payment of Interest; Interest Rights
                    Preserved   . . . . . . . . . . . . . . . . . . . . . .   35






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                                                                           Page
                                                                           ----

     SECTION 308.   Persons Deemed Owners  . . . . . . . . . . . . . . . . .  37
     SECTION 309.   Cancellation  . . . . . .. . . . . . . . . . . . . . . .  38
     SECTION 310.   Computation of Interest  . . . . . . . . . . . . . . . .  39
     SECTION 311.   Currency and Manner of Payments in
                    Respect of Securities   . .. . . . . . . . . . . . . . .  39
     SECTION 312.   Appointment and Resignation of Successor
                    Currency Determination Agent . . . . . . . . . . . . . .  43

ARTICLE FOUR

                             SATISFACTION AND DISCHARGE   . . . . . . . . .   44
     SECTION 401.   Satisfaction and Discharge of Securities
                    of any Series   . . . . . . . . . . . . . . . . . . . .   44
     SECTION 402.   Application of Trust Money  . . . . . . . . . . . . . .   47
     SECTION 403.   Satisfaction and Discharge of Indenture   . . . . . . .   48
     SECTION 404.   Reinstatement   . . . . . . . . . . . . . . . . . . . .   48

ARTICLE FIVE

                                     REMEDIES . . . . . . . . . . . . . . .   49
     SECTION 501.   Events of Default   . . . . . . . . . . . . . . . . . .   49
     SECTION 502.   Acceleration of Maturity; Rescission and
                    Annulment   . . . . . . . . . . . . . . . . . . . . . .   51
     SECTION 503.   Collection of Indebtedness and Suits for
                    Enforcement by Trustee  . . . . . . . . . . . . . . . .   53
     SECTION 504.   Trustee May File Proofs of Claim  . . . . . . . . . . .   54
     SECTION 505.   Trustee May Enforce Claims Without
                    Possession of Securities or Coupons   . . . . . . . . .   55
     SECTION 506.   Application of Money Collected  . . . . . . . . . . . .   55
     SECTION 507.   Limitation on Suits   . . . . . . . . . . . . . . . . .   56
     SECTION 508.   Unconditional Right of Holders to
                    Receive Principal (and Premium, if any) and
                    Interest, if any  . . . . . . . . . . . . . . . . . . .   57
     SECTION 509.   Restoration of Rights and Remedies  . . . . . . . . . .   57
     SECTION 510.   Rights and Remedies Cumulative  . . . . . . . . . . . .   57
     SECTION 511.   Delay or Omission Not Waiver  . . . . . . . . . . . . .   57
     SECTION 512.   Control by Holders  . . . . . . . . . . . . . . . . . .   58
     SECTION 513.   Waiver of Past Defaults   . . . . . . . . . . . . . . .   58






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                                                                           Page
                                                                           ----

     SECTION 514.   Undertaking for Costs   . . . . . . . . . . . . . . . .  58
     SECTION 515.   Waiver of Stay or Extension Laws  . . . . . . . . . . .  59
     SECTION 516.   Judgment Currency   . . . . . . . . . . . . . . . . . .  59

ARTICLE SIX

                                   THE TRUSTEE  . . . . . . . . . . . . . .  60
     SECTION 601.   Certain Duties and Responsibilities   . . . . . . . . .  60
     SECTION 602.   Notice of Defaults  . . . . . . . . . . . . . . . . . .  61
     SECTION 603.   Certain Rights of Trustee   . . . . . . . . . . . . . .  62
     SECTION 604.   Not Responsible for Recitals or Issuance
                    of Securities   . . . . . . . . . . . . . . . . . . . .  63
     SECTION 605.   May Hold Securities   . . . . . . . . . . . . . . . . .  63
     SECTION 606.   Money Held in Trust . . . . . . . . . . . . . . . . . .  63
     SECTION 607.   Compensation and Reimbursement  . . . . . . . . . . . .  64
     SECTION 608.   Disqualification; Conflicting Interests   . . . . . . .  64
     SECTION 609.   Corporate Trustee Required; Different
                    Trustees for Different Series;
                    Eligibility   . . . . . . . . . . . . . . . . . . . . .  65
     SECTION 610.   Resignation and Removal; Appointment
                    of Successor    . . . . . . . . . . . . . . . . . . . .  66
     SECTION 611.   Acceptance of Appointment by Successor  . . . . . . . .  67
     SECTION 612.   Merger, Conversion, Consolidation or
                    Succession to Business  . . . . . . . . . . . . . . . .  68
     SECTION 613.   Preferential Collection of Claims
                    Against Company   . . . . . . . . . . . . . . . . . . .  69
     SECTION 614.   Authenticating Agents   . . . . . . . . . . . . . . . .  73

ARTICLE SEVEN

               HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY. . . . . .  76
     SECTION 701.   Company to Furnish Trustee Names and
                    Addresses of Holders  . . . . . . . . . . . . . . . . .  76
     SECTION 702.   Preservation of Information;
                    Communications to Holders . . . . . . . . . . . . . . .  76
     SECTION 703.   Reports by Trustee  . . . . . . . . . . . . . . . . . .  78
     SECTION 704.   Reports by Company  . . . . . . . . . . . . . . . . . .  80

ARTICLE EIGHT

                 CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER  . . . . . .  80
     SECTION 801.   Company May Consolidate, Etc., Only on
                    Certain Terms . . . . . . . . . . . . . . . . . . . . .  80
     SECTION 802.   Successor Corporation Substituted   . . . . . . . . . .  81

ARTICLE NINE

                         SUPPLEMENTAL INDENTURES  . . . . . . . . . . . . .  81
     SECTION 901.   Supplemental Indentures Without Consent
                    of Holders  . . . . . . . . . . . . . . . . . . . . . .  81
     SECTION 902.   Supplemental Indentures With Consent of
                    Holders   . . . . . . . . . . . . . . . . . . . . . . .  83






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                                                                            Page
                                                                            ----

     SECTION 903.   Execution of Supplemental Indentures  . . . . . . . . .   85
     SECTION 904.   Effect of Supplemental Indentures   . . . . . . . . . .   85
     SECTION 905.   Conformity With Trust Indenture Act   . . . . . . . . .   85
     SECTION 906.   Reference in Securities to Supplemental
                    Indentures  . . . . . . . . . . . . . . . . . . . . . .   85

ARTICLE TEN

                                    COVENANTS . . . . . . . . . . . . . . .   85
     SECTION 1001.  Payment of Principal (and Premium, if
                    any) and Interest, if any   . . . . . . . . . . . . . .   85
     SECTION 1002.  Maintenance of Office or Agency   . . . . . . . . . . .   86
     SECTION 1003.  Money, for Securities Payments to Be
                    Held in Trust   . . . . . . . . . . . . . . . . . . . .   88
     SECTION 1004.  Statements as to Compliance   . . . . . . . . . . . . .   89
     SECTION 1005.  Corporate Existence   . . . . . . . . . . . . . . . . .   90
     SECTION 1006.  Waiver of Certain Covenants   . . . . . . . . . . . . .   90
     SECTION 1007.  Defeasance of Certain Obligations   . . . . . . . . . .   90
     SECTION 1008.  Payment of Additional Amounts   . . . . . . . . . . . .   92
     SECTION 1009.  Limitation on Liens   . . . . . . . . . . . . . . . . .   95
     SECTION 1010.  Limitation on Sale and Lease-Back   . . . . . . . . . .   96

ARTICLE ELEVEN

                           REDEMPTION OF SECURITIES  . . . . . . . . . . .    97
     SECTION 1101.  Applicability of This Article   . . . . . . . . . . . .   97
     SECTION 1102.  Election to Redeem; Notice to Trustee   . . . . . . . .   97
     SECTION 1103.  Selection by Trustee of Securities to
                    Be Redeemed   . . . . . . . . . . . . . . . . . . . . .   98
     SECTION 1104.  Notice of Redemption  . . . . . . . . . . . . . . . . .   98
     SECTION 1105.  Deposit of Redemption Price   . . . . . . . . . . . . .   99
     SECTION 1106.  Securities Payable on Redemption Date   . . . . . . . .   99
     SECTION 1107.  Securities Redeemed in Part   . . . . . . . . . . . . .  101

ARTICLE TWELVE

                                  SINKING FUNDS . . . . . . . . . . . . . .  101
     SECTION 1201.  Applicability of This Article   . . . . . . . . . . . .  101
     SECTION 1202.  Satisfaction of Sinking Fund Payments
                    With Securities   . . . . . . . . . . . . . . . . . . .  101
     SECTION 1203.  Redemption of Securities for Sinking
                    Fund  . . . . . . . . . . . . . . . . . . . . . . . . .  102

ARTICLE THIRTEEN

                         MEETINGS OF HOLDERS OF SECURITIES . . . . . . . .   102
     SECTION 1301.  Purposes for Which Meetings May Be
                    Called  . . . . . . . . . . . . . . . . . . . . . . . .  102
     SECTION 1302.  Call, Notice and Place of Meetings  . . . . . . . . . .  102
     SECTION 1303.  Persons Entitled to Vote at
                    Meetings  . . . . . . . . . . . . . . . . . . . . . . .  103
     SECTION 1304.  Quorum; Action  . . . . . . . . . . . . . . . . . . . .  103






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                                                                            Page
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     SECTION 1305.  Determination of Voting Rights;
                    Conduct and Adjournment of Meetings . . . . . . . . . .  104
     SECTION 1306.  Counting Votes and Recording Action of
                    Meetings  . . . . . . . . . . . . . . . . . . . . . . .  105





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            This is an INDENTURE dated as of January 1, 1994, between R.P.
Scherer International Corporation, a corporation duly organized and existing under the laws of the State of Delaware and having its principal office at 2075
W. Big Beaver Road, P.O. Box 7060, Troy, Michigan 48007-7060 (hereinafter called the "Company"), and Comerica Bank, a state bank organized and existing under the laws of the State of Michigan and having its principal Corporate
Trust Office at 411 West Lafayette, MC 3461, Detroit, Michigan 48226, as Trustee (hereinafter called the "Trustee").

                            RECITALS OF THE COMPANY

            The Company deems it necessary to issue from time to time for its lawful purposes securities (hereinafter called the "Securities") evidencing its unsecured indebtedness and has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of the Securities, unlimited as to principal amount, to have such titles, to bear such rates of interest to mature at such time or times and to have such other provisions as shall be fixed as hereinafter provided.

            All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company proposes to do all things necessary to make the Securities, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, the valid obligations of the Company as hereinafter provided.

                   NOW THEREFORE, THIS INDENTURE WITNESSETH:

            For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or series thereof, as follows:


                                  ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

            SECTION 101. Definitions. For all purposes of this Indenture and all Securities issued hereunder, except as otherwise expressly provided or unless the context otherwise requires:

            (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

                                                                               2
            (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

            (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, and the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States at the date or time of such computation; and

            (4) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

            Certain terms, used principally in Article Three and Article Six, are defined in those Articles.

            "Act", when used with respect to any Holder, has the meaning specified in Section 104.

            "Affiliate" of any specified person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Authenticating Agent" means any individual authorized to authenticate and deliver Securities in the name of the Trustee for the Securities of any series pursuant to Section 614.

            "Authorized Newspaper" means a newspaper customarily published at least once a day for at least five days in each calendar week and of general circulation in New York City and in London and, so long as the Securities are listed on the Stock Exchange and the Stock Exchange shall so require, in Luxembourg or, if it shall be impracticable in the opinion of the Trustee for the Securities of the appropriate series to make such publication, in another capital city in Western Europe. Such publication (which may be in different newspapers) may be made in the Eastern edition of The Wall Street Journal, in the London edition of the Financial Times and in the Luxemburger Wort.

            "bankruptcy law" means, any United States Federal or State bankruptcy, insolvency, reorganization or other similar law.

                                                                               3
            "Bearer Security" means any Security established pursuant to
Section 201 which is payable to bearer.

            "Board of Directors" means the board of directors of the Company or any duly authorized committee of that board or any director or directors and/or officer or officers of the Company to whom that board or committee shall have duly delegated its authority.

            "Board Resolution" means (1) a copy of a resolution certified by the Secretary or a Deputy or Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, or (2) a certificate signed by the director or directors and/or officer or officers to whom the board of directors of the Company shall have duly delegated its authority, and delivered to the Trustee for the Securities of any series.

            "Business Day", when used with respect to any particular Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law to close, and shall otherwise mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions, at the place where any specified act pursuant to this Indenture is to occur, are authorized or obligated by law to close.

            "CEDEL, SA." means Centrale de Livraison de Valeurs Mobilieres, S.A.

            "Certificate of a Firm of Independent Public Accountants" means a certificate signed by any firm of independent public accountants of recognized standing selected by the Company. The term "independent" when used with respect to any specified firm of public accountants means such a firm which ( 1) is in fact independent, (2) does not have any direct financial interest or any material indirect financial interest in the Company or in any other obligor upon the Securities of any series or in any affiliate of the Company or of such other obligor, and (3) is not connected with the Company or such other obligor or any affiliate of the Company or of such other obligor, as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions, but such firm may be the regular auditors employed by the Company. Whenever it is herein provided that any Certificate of a Firm of Independent Public Accountants shall be furnished to the Trustee for Securities of any series, such Certificate shall state that the signer has read this definition and that the signer is independent within the meaning hereof.

            "Code" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

                                                                               4
            "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

            "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

            "Company Request" and "Company Order" mean, respectively, a written request or order signed in the name of the Company by (1) the Chairman of the Board, the President or a Vice President and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or a Deputy or Assistant Secretary of the Company or (2) by any two Persons designated in a Company Order previously delivered to the Trustee for Securities of any series by any two of the foregoing officers and delivered to the Trustee for Securities of any series.

            "Component Currency" has the meaning specified in Section 311(h).

            "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent consolidated balance sheet of the Company and its consolidated Subsidiaries and computed in accordance with generally accepted accounting principles.

            "Conversion Date" has the meaning specified in Section 311(d).

            "Conversion Event" means the unavailability of any Foreign Currency or currency unit, due to the imposition of exchange controls or other circumstances beyond the control of the Company.

            "Corporate Trust Office" means the office of the Trustee for Securities of any series at which at any particular time its corporate trust business shall be principally administered, which office of Comerica Bank, at the date of the execution of this Indenture, is located at 411 West Lafayette, MC 3461, Detroit, Michigan 48226.

            "corporation" includes corporations, associations, companies and business trusts.

                                                                               5
            "coupon" means any interest coupon appertaining to a Bearer
Security.

            "Currency Determination Agent", with respect to Securities of any series, means a New York Clearing House bank designated pursuant to Section 301 or Section 312.

            "Defaulted Interest" has the meaning specified in Section 307.

            "Depositary" means, with respect to the Securities of any series issuable or issued in the form of a global Security, the Person designated as Depositary by the Company pursuant to Section 301 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, "Depositary" as used with respect to the Securities of any such series shall mean the Depositary with respect to the Securities of that series.

            "Dollar Equivalent of the Currency Unit" has the meaning specified in Section 311(g).

            "Dollar Equivalent of the Foreign Currency" has the meaning specified in Section 311(f).

            "Dollars" and the sign "$" mean the currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            "ECU" means the European Currency Unit as defined and revised from time to time by the Council of the European Communities.

            "Election Date" has the meaning specified in Section 311(h).

            "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, or its successor, as operator of the Euroclear system.

            "Event of Default" has the meaning specified in Section 501.

            "Exchange Date" has the meaning specified in Section 304.

            "Exchange Rate Officers' Certificate" means a certificate or facsimile thereof setting forth (i) the applicable Market Exchange Rate and
(ii) the Dollar, Foreign Currency or currency unit amounts of principal (and premium, if any) and interest, if any (on an aggregate basis and on the basis of a Security having the lowest denomination principal amount determined in accordance with Section 302 in the relevant currency or currency unit), payable with respect to a Security of any series on the basis of such Market Exchange Rate, signed by the Treasurer, the Controller, any Vice President, any Assistant Treasurer or any Assistant Controller of the Company.

            "Floating Rate Security" means a Security which provides for the payment of interest at a variable rate determined periodically by reference to an interest rate index or any other index specified pursuant to Section 301.

            "Foreign Currency" means a currency issued and actively maintained as a country's or countries' recognized unit of domestic exchange by the government of any country other than the United States.

            "Global Exchange Agent" has the meaning specified in Section 304.

            "Government Obligations" means securities which are (i) direct obligations of the government which issued the currency in which the Securities of a particular series are payable or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the government which issued the currency in which the Securities of such series are payable, the payment of which is unconditionally guaranteed by such government, which, in either case, are full faith and credit obligations of such government payable in such currency and are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

            "Holder", when used with respect to any Security, means in the case of a Registered Security the Person in whose name a Security is registered in the Security Register, and in the case of a Bearer Security the bearer thereof and, when used with respect to any coupon, means any bearer thereof.

            "Indenture" means this instrument as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of a particular series of Securities established as contemplated by Section 301.

            "interest", when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

            "Interest Payment Date", when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

            "Lien" means any mortgage, lien, pledge, security interest, encumbrance or charge of any kind or any conditional sale or title retention agreement, in each case securing indebtedness for borrowed money.

            "Market Exchange Rate" means (i) for any conversion involving a currency unit on the one hand and Dollars or any Foreign Currency on the other, the exchange rate between the relevant currency unit and Dollars or such Foreign Currency calculated by the method specified pursuant to Section 301 for the Securities of the relevant series, (ii) for any conversion of Dollars into any Foreign Currency, the noon (New York City time) buying rate for such Foreign Currency for cable transfers quoted in New York City as certified for customs purposes by the Federal Reserve Bank of New York and (iii) for any conversion of one Foreign Currency into Dollars or another Foreign Currency, the spot rate at noon local time in the relevant market at which, in accordance with normal banking procedures, the Dollars or Foreign Currency into which conversion is being made could be purchased with the Foreign Currency from which conversion is being made from major banks located in either New York City, London or any other principal market for Dollars or such purchased Foreign Currency, in each case determined by the Currency Determination Agent. In the event of the unavailability of any of the exchange rates provided for in the foregoing clauses (i), (ii) and (iii) the Currency Determination Agent shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in New York City, London or other principal market for such currency or currency unit in question, or such other quotations as the Currency Determination Agent shall deem appropriate. Unless otherwise specified by the Currency Determination Agent, if there is more than one market for dealing in any currency or currency unit by reason of foreign exchange regulations or otherwise, the market to be used in respect of such currency or currency unit shall be that upon which a nonresident issuer of securities designated in such currency or currency unit would purchase such currency or currency unit in order to make payments in respect of such securities. For purposes of this definition, a "nonresident issuer" shall mean an issuer that is not a resident of the country or countries that issue such currency or whose currencies are included in such currency unit.

            "Maturity", when used with respect to any Security, means the date on which the principal of that Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, request for redemption or otherwise.

            "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President or a Vice President (any reference to a Vice President of the Company herein shall be deemed to include any Vice President of the Company whether or not designated by a number or a word or words added before or after the title "Vice President"), and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant or Deputy Secretary of the Company and delivered to the Trustee for the Securities of any series.

            "Opinion of Counsel" means, for purposes of Sections 401 (a) and 1007, a written opinion of independent legal counsel of recognized standing and, for all other purposes hereof, means a written opinion of counsel, who may be an employee of or counsel to the Company or may be other counsel satisfactory to the Trustee for the Securities of any series.

            "Original Issue Discount Security" means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.

            "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

            (1) Securities theretofore cancelled by the Trustee for such Securities or delivered to such Trustee for cancellation;

            (2) Securities or portions thereof for whose payment or redemption money in the necessary amount and in the required currency or currency unit has been theretofore deposited with the Trustee for such Securities or in a trust fund meeting the requirements of Section 1007 hereof or any Paying Agent (other than the Company or any other obligor upon the Securities) in trust or set aside and segregated in trust by the Company or any other obligor upon the Securities (if the Company or any other obligor upon the Securities shall act as its own Paying Agent) for the Holders of such Securities; provided, however, that, if such Securities or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture, or provision therefor satisfactory to such Trustee has been made; and

            (3) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented proof satisfactory to the Trustee for such Securities that any such Securities are held by bona fide holders in due course;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (a) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee for such Securities shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which such Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of such Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor and (b) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration pursuant to Section 502.

            "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest, if any, on any Securities on behalf of the Company.

            "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Place of Payment", when used with respect to the Securities of any particular series, means the place or places where the principal of (and premium, if any) and interest, if any, on the Securities of that series are payable, as contemplated by Section 301.

            "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by that particular Security, and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in lieu of a mutilated, destroyed, lost or stolen Security or a Security to which a mutilated, destroyed, lost or stolen coupon appertains shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security or the Security to which the mutilated, destroyed, lost or stolen coupon appertains, as the case may be.

            "Redemption Date", when used with respect to any Security to be redeemed in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

            "Redemption Price" when used with respect to any Security to be redeemed, means an amount, in the currency or currency unit in which such Security is denominated or which is otherwise provided for pursuant hereto, equal to the principal amount thereof (and premium, if any, thereon) together with accrued interest, if any, to the Redemption Date.

            "Registered Security" means any Security established pursuant to
Section 201 which is registered in the Security Register.

            "Regular Record Date" for the interest payable on any Interest Payment Date on the Registered Securities of any series, means the date, if any, specified for that purpose as contemplated by Section 301.

            "Responsible Officer", when used with respect to the Trustee for any series of Securities means the chairman or vice chairman of the board of directors, the chairman or vice chairman of the executive committee of the board of directors, the president, any vice president (whether or not designated by a number or a word or words added before or after the title "vice president"), the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of such Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

            "Securities" means securities evidencing unsecured indebtedness of the Company authenticated and delivered under this Indenture.

            "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

            A "series" of Securities means all Securities denoted as part of the same series authorized by or pursuant to a particular Board Resolution.

            "Special Record Date" for the payment of any Defaulted Interest on the Registered Securities of any series means a date fixed by the Trustee for such series pursuant to Section 307.

            "Specified Amount" has the meaning specified in Section 311(h).

            "Subsidiary" means a corporation or other entity 50% or more of the outstanding voting stock or other voting interest of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

            "Stated Maturity", when used with respect to any Security or any instalment of principal thereof or interest thereon, means the date specified in such Security or a coupon representing such instalment of interest as the fixed date on which the principal of such Security or such instalment of principal or interest is due and payable.

            "Stock Exchange", unless specified otherwise with respect to any particular series of Securities, means the Luxembourg Stock Exchange.

            "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument and, subject to the provisions of Article Six hereof, shall also include its successors and assigns as Trustee hereunder. If there shall be at one time more than one Trustee hereunder, "Trustee" shall mean each such Trustee and shall apply to each such Trustee only with respect to those series of Securities with respect to which it is serving as Trustee.

            "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, as in force at the date as of which this instrument was executed, except as provided in Section 905.

            "United States" means the United States of America (including the States and the District of Columbia), and its "possessions", which include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

            "United States Alien" has the meaning specified in Section 1008.

            "Valuation Date" has the meaning specified in Section 311(c).

            "Yield to Maturity", when used with respect to any Original Issue Discount Security, means the yield to maturity, if any, set forth on the face thereof.

            SECTION 102. Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee for any series of Securities to take any action under any provision of this Indenture, the Company shall furnish to such Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

            Every certificate (other than certificates provided pursuant to Section 1004) or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

            (1) a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and

            (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

            SECTION 103. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

            Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to matters upon which his certificate or opinion is based are erroneous.

            Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

            Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

            SECTION 104. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing. If Securities of a series are issuable as Bearer Securities, any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given by Holders of such series may, alternatively, be embodied in and evidenced by the record of Holders of Securities of such series voting in favor thereof, either in person or by proxies duly appointed in writing, at any
meeting of Holders of Securities of such series duly called and    held in
accordance with the provisions of Article Thirteen, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee for the appropriate series of Securities and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee for the appropriate series of Securities, the Company and any agent of such Trustee or the Company, if made in the manner provided in this Section. The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 1306.

            The Company may set a record date for purposes of determining the identity of Holders of Registered Securities entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation. If a record date is fixed, those persons who were Holders of Registered

Securities at such record date (or their duly designated proxies), and only those persons, shall be entitled with respect to such Securities to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or association or a member of a partnership, or an official of a public or governmental body, on behalf of such corporation, association, partnership or public or governmental body or by a fiduciary, such certificate or affidavit shall also constitute sufficient proof of this authority.

            (c) The fact and date of the execution by any Person of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee for the appropriate series of Securities deems sufficient.

            (d) The principal amount and serial numbers of Registered Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

            (e) The principal amount and serial numbers of Bearer Securities held by any Person, and the date of holding the same, may be proved by the production of such Bearer Securities or by a certificate executed, as depositary, by any trust company, bank, banker or other depositary, wherever situated, if such certificate shall be deemed by the Trustee for such Securities to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Bearer Securities therein described; or such facts may be proved by the certificate of the Person holding such Bearer Securities, if such certificate is deemed by such Trustee to be satisfactory. The Trustee for such Securities and the Company may assume that such ownership of any Bearer Security continues until
(1) another certificate bearing a later date issued in respect of the same Bearer Security is produced, (2) such Bearer Security is produced to such Trustee by some other Person, (3) such Bearer Security is surrendered in exchange for a Registered Security, or (4) such Bearer Security is no longer Outstanding. The principal amount and serial numbers of Bearer Securities held by any Person, and the date of holding the same, may also be proved in any other manner which the Company and the Trustee for such Securities deem sufficient.

            (f) In determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver under this Indenture, the principal amount of an Original Issue Discount Security that may be counted in making such determination and that shall be deemed to be Outstanding for such purposes shall be equal to the amount of the principal thereof that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502 at the time the taking of such action by the Holders of such requisite principal amount is evidenced to the Trustee for such Securities.

            (g) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee for such Securities, the Security Registrar, any Paying Agent, the Company in reliance thereon, whether or not notation of such action is made upon such Security.

            SECTION 105. Notices, Etc. to Trustee or Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

            (1) the Trustee for a series of Securities by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with such Trustee at its Corporate Trust Office, Attention: Corporate Trust -- Trustee Administration, or

            (2) the Company by such Trustee or by any Holder shall be sufficient for every purpose hereunder (except as provided in paragraph
     (3) of Section 501) if in writing and mailed, first class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to such Trustee by the Company.

            SECTION 106. Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, (1) such notice shall be sufficiently given (unless otherwise herein expressly provided) to Holders of Registered Securities if in writing and mailed, first class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice; and (2) such notice shall be sufficiently given (unless otherwise herein expressly provided) to Holders of Bearer Securities who have filed their names and addresses with the Trustee for such purpose within the previous two years if in writing and mailed, first class postage prepaid, to each such Holder at his address as so filed not later than the latest date and not earlier than the earliest date prescribed for the giving of such notice, or to all other Holders of Bearer Securities if published in an Authorized Newspaper on a Business Day at least twice, the first such publication to be not earlier than the earliest date, and the second such publication to be not later than the latest date, prescribed herein for the giving of such notice.

            In any case where notice to Holders of Registered Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Registered Security shall affect the sufficiency of such notice with respect to other Holders of Registered Securities or the sufficiency of any notice to Holders of Bearer Securities given as provided herein. Any notice mailed in the manner prescribed by this Indenture shall be deemed to have been given whether or not received by any particular Holder. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders of Registered Securities by mail, then such notification as shall be made with the approval of the Trustee for such Securities shall constitute a sufficient notification for every purpose hereunder.

            In case by reason of the suspension of any Authorized Newspaper or Authorized Newspapers or by reason of any other cause it shall be impracticable to publish any notice to Holders of Bearer Securities as provided above, then such notification to Holders of Bearer Securities as shall be made with the approval of the Trustee for such Securities shall constitute sufficient notice to such Holders for every purpose hereunder. Neither the failure to give notice by publication to Holders of Bearer Securities as provided above, nor any defect in any notice so published, shall affect the sufficiency of any notice to Holders of Registered Securities given as provided herein.

            Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee for such Securities, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

            SECTION 107. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with the duties imposed by any of Sections 310 through 317, inclusive, of the Trust Indenture Act through the operation of Section 318(c) thereof, such imposed duties shall control.

            SECTION 108. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

            SECTION 109. Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

            SECTION 110. Separability Clause. In any case any provision in this Indenture or in the Securities or coupons shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            SECTION 111. Benefits of Indenture. Nothing in this Indenture or in the Securities or in any coupons appertaining thereto, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Security Registrar and their successors hereunder and the Holders of Securities or coupons, any benefit or any legal or equitable right, remedy or claim under this Indenture.

            SECTION 112. Governing Law. This Indenture shall be governed by and construed in accordance with the laws of the State of Michigan.

            SECTION 113. Non-Business Day. In any case where any Interest Payment Date, Redemption Date or Stated Maturity of a Security of any particular series shall not be a Business Day at any Place of Payment with respect to Securities of that series, then (notwithstanding any other provision of this Indenture or of the Securities or coupons) payment of principal of (and premium, if any) and interest, if any, with respect to such Security need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

            SECTION 114. Immunity of Incorporators, Stockholders, Officers and Directors. No recourse shall be had for the payment of the principal of (and premium, if any), or the interest, if any, on any Security or coupon of any series or for any claim based thereon, or upon any obligation, covenant or agreement of this Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or indirectly through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise; it being expressly agreed and understood that this Indenture and all the Securities and coupons of each series are solely corporate obligations, and that no personal liability whatever shall attach to or is incurred by, any incorporator, stockholder, officer or director, past, present or future, of the Company or of any successor corporation, either directly or indirectly through the Company or any successor corporation, because of the incurring of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or coupons of any series or to be implied herefrom or therefrom; and that all such personal liability is hereby expressly released and waived as a condition of, and as part of the consideration for, the execution of this Indenture and the issuance of the Securities and coupons of each series.

            SECTION 115. Certain Matters Relating to Currencies.  Subject to
Section 311, each reference to any currency or currency unit in any Security, or in the Board Resolution or supplemental indenture relating thereto, shall mean only the referenced currency or currency unit and no other currency or currency unit.

            The Trustee shall segregate moneys, funds and accounts held by the Trustee in one currency or currency unit from any moneys, funds or accounts hold in any other currencies or currency units, notwithstanding any provision herein which would otherwise permit the Trustee to commingle such amounts.

            Whenever any action or Act is to be taken hereunder by the Holders of Securities denominated in different currencies or currency units, then for purposes of determining the principal amount of Securities held by such Holders, the aggregate principal amount of the Securities denominated in a foreign currency or currency unit shall be deemed to be that amount of Dollars that could be obtained for such principal amount on the basis of a spot rate of exchange specified to the Trustee for such series in an Officers' Certificate for such foreign Currency or currency unit into Dollars as of the date the taking of such action or Act by the Holders of the requisite percentage in principal amount of the Securities is evidenced to such Trustee.

            SECTION 116. Language of Notices, Etc. Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, and any published notice may also be in an official language of the country or province of publication.


                                  ARTICLE TWO

                                 SECURITY FORMS

            SECTION 201. Forms of Securities. The Registered Securities, if any, of each series and the Bearer Securities, if any, of each series and related coupons shall be in such form or forms (including global form) as shall be established by or pursuant to a Board Resolution, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or any indenture supplemental hereto and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law, with any rule or regulation made pursuant thereto, with any rules of any securities exchange or to conform to usage, as may, consistently herewith, be determined by the officers executing such Securities or coupons, as evidenced by their execution of such Securities or coupons. If temporary Securities of any series are issued in global form as permitted by Section 304, the form thereof shall be established as provided in the preceding sentence.

            Unless otherwise specified as contemplated by Section 301, Bearer Securities shall have interest coupons attached.

            Prior to the delivery of a Security of any series in any such form to the Trustee for the Securities of such series for authentication, the Company shall deliver to such Trustee the following:

            (1) a copy of the Board Resolution the Company, by or pursuant to which such form of Security to be endorsed thereon have been approved;

            (2) an Officers' Certificate of the Company dated the date such Certificate is delivered to such Trustee stating that all conditions precedent provided for in this Indenture relating to the authentication and delivery of Securities in such form have been complied with; and

            (3) an Opinion of Counsel stating that each of the Securities, together with any coupons appertaining thereto, in such form, when (a) completed by appropriate insertions and executed and delivered by the Company to such Trustee for authentication in accordance with this Indenture, (b) authenticated and delivered by such Trustee in accordance with this Indenture within the authorization as to aggregate principal amount established from time to time by the Board of Directors of the Company, and (c) sold in the manner specified in such Opinion of Counsel, will be the legal, valid and binding obligations of the Company, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws relating to or affecting creditors' rights generally, to general equitable principles, to an implied covenant of good faith and fair dealing, to such other qualifications as such counsel shall conclude do not materially affect the rights of Holders of such Securities.

            The definitive Securities and coupons, if any, shall be printed, lithographed or engraved or produced by any combination of these methods on a steel engraved border or steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities or coupons, as evidenced by their execution thereof.

            SECTION 202. Form of Trustee's Certificate of Authentication. The Certificate of Authentication on all Securities shall be in substantially the following form:

            "this is one of the Securities of the series designated in, and issued under, the Indenture described herein.

                             Comerica Bank,
                                as Trustee


                             By
                                --------------------------
                                    Authorized Signatory"


            SECTION 203. Securities in Global Form. If any Security of a series is issuable in global form, such Security may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee and in such manner as shall be specified in such Security. Any instructions by the Company with respect to a Security in global form, after its initial issuance, shall be in writing but need not comply with Section 102.

            Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. Permanent global Securities will be issued in definitive form.


                                 ARTICLE THREE

                                 THE SECURITIES

            SECTION 301. Title: Payment and Terms. The aggregate principal amount of Securities which may be authenticated and delivered and Outstanding under this Indenture is unlimited. The Securities may be issued up to the aggregate principal amount of Securities from time to time authorized by or pursuant to a Board Resolution of the Company.

            The Securities may be issued in one or more series, each of which shall be issued pursuant to Board Resolutions of the Company. With respect to any particular series of Securities to be endorsed thereon, the Board Resolutions of the Company relating thereto shall specify:

            (1) the title of the Securities of that series (which shall distinguish the Securities of that series from all other series of Securities);

            (2) any limit upon the aggregate principal amount of the Securities of that series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of that series pursuant to Section 304, 305, 306, 906 or 1107);

            (3) whether Securities of that series are to be issuable as Registered Securities, Bearer Securities or both;

            (4) the date or dates (or manner of determining the same) on which the principal of the Securities of that series is payable (which, if so provided in such Board Resolution, may be determined by the Company from time to time and set forth in the Securities of the series issued from time to time);

            (5) the rate or rates (or the manner of calculation thereof) at which the Securities of that series shall bear interest (if any), the date or dates from which such interest shall accrue (which, in either case or both, if so provided in such Board Resolution, may be determined by the Company from time to time and set forth in the Securities of the series issued from time to time), the Interest Payment Dates on which such interest shall be payable (or manner of determining the same) and the Regular Record Date for the interest payable on any Registered Securities on any Interest Payment Date and the extent to which, or the manner in which, any interest payable on a temporary global Security on an Interest Payment Date will be paid if other than in the manner provided in Section 307;

            (6)  the place or places where, subject to the provisions of
     Section 1002, the principal of (and premium, if any) and interest, if any, on Securities of that series shall be payable, any Registered Securities of that series may be surrendered for registration of transfer, any Securities of that series may be surrendered for exchange, and notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served;

            (7) the period or periods within which, the price or prices at which, the currency or currency unit in which, and the terms and conditions upon which, Securities of that series may be redeemed, in whole or in part, at the option of the Company;

            (8) the obligation, if any, of the Company to redeem or purchase Securities of that series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof, and the period or periods within which, the price or prices at which, the currency or currency unit in which, and the terms and conditions upon which, Securities of that series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

            (9) if the currency in which the Securities of that series shall be issuable is Dollars, the denominations in which any Registered Securities of that series shall be issuable, if other than denominations of $ 1,000 and any integral multiple thereof, and the denominations in which any Bearer Securities of that series shall be issuable, if other than the denomination of $ 5,000;

            (10) if other than the principal amount thereof, the portion of the principal amount of Securities of that series which shall be payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502;

            (11) any Events of Default in addition to the Events of Default described in Section 501 and any covenants of the Company with respect to the Securities of that series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein;

            (12) if a Person other than Comerica Bank is to act as Trustee for the Securities of that series, the name and location of the Corporate Trust Office of such Trustee;

            (13) if other than Dollars, the currency or currency unit in which payment of the principal of (and premium, if any) or interest, if any, on the Securities of that series shall be made or in which the Securities of that series shall be denominated and the particular provisions applicable thereto in accordance with, in addition to or in lieu of the provisions of
     Section 311;

            (14) if the principal of (and premium, if any) and interest, if any, on the Securities of that series are to be payable, at the election of the Company or a Holder thereof, in a currency or currency unit other than that in which such Securities are denominated or stated to be payable, in accordance with provisions in addition to or in lieu of, or in accordance with the provisions of, Section 311, the period or periods within which (including the Election Date), and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency or currency unit in which such Securities are denominated or stated to be payable and the currency or currency unit in which such Securities are to be so payable;

            (15) the designation of the original Currency Determination Agent, if any;

            (16) the index, if any, used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the Securities of that series;

            (17) if the amount of payments of principal of (and premium, if any) or interest, if any, on the Securities of that series may be determined, at the election of the Company or a Holder thereof, with reference to an index based on a currency or currency unit other than that in which such Securities are denominated or stated to be payable or any other index, the manner in which such amounts shall be determined;

            (18) if the Securities of that series do not bear interest, the applicable dates for purposes of Section 701;

            (19) if other than as set forth in Section 401, provisions for the satisfaction and discharge of this Indenture with respect to the Securities of that series;

            (20) the application, if any, of Section 1007 to the Securities of that series;

            (21) the date as of which any Bearer Securities of that series and any global Security representing Outstanding Securities of that series shall be dated if other than the date of original issuance of the first Security of that series to be issued;

            (22) the application, if any, of Section 1008;

            (23) whether the Securities of the series shall be issued in whole or in part in the form of a global Security or Securities and, in such case, the Depositary and Global Exchange Agent, if any, for such global Security or Securities, whether such global form shall be permanent or temporary and, if applicable, the Exchange Date;

            (24) if Securities of the series are to be issuable initially in the form of a temporary global Security, the circumstances under which the temporary global Security can be exchanged for definitive Securities and whether the definitive Securities will be Registered Securities and/or Bearer Securities and will be in global form and whether interest in respect of any portion of such global Security payable in respect of an Interest Payment Date prior to the Exchange Date shall be paid to any clearing organization with respect to a portion of such global Security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by clearing organization will be credited to the Persons entitled to interest payable on such Interest Payment Date if other than as provided in this Article Three; and

            (25) any other terms of that series (which terms shall not be inconsistent with the provisions of this Indenture).

            All Securities of any particular series and the coupons appertaining to any Bearer Securities of such series shall be substantially identical except as to denomination, rate of interest, Stated Maturity and the date from which interest, if any, shall accrue, and except as may otherwise be provided in or pursuant to such Board Resolution relating thereto. The terms of such Securities, as set forth above, may be determined by the Company from time to time if so provided in or established pursuant to the authority granted in a Board Resolution. All Securities of any one series need not be issued at the same time, and unless otherwise provided, a series may be reopened for issuance of additional Securities of such series.

            SECTION 302. Denominations and Currencies. Unless otherwise provided with respect to any series of Securities as contemplated by Section 301, any Registered Securities of a series shall be issuable in denominations of $1,000 and any integral multiple thereof, and any Bearer Securities of a series shall be issuable in the denomination of $5,000, and Registered and Bearer Securities shall be payable in Dollars.

            SECTION 303. Execution, Authentication, Delivery and Dating. The Securities and any related coupons shall be executed on behalf of the Company by its Chairman of the Board, or its President or one of its Vice Presidents. The Securities shall be so executed under the corporate seal of the Company reproduced thereon and attested to by its Secretary or any one of its Assistant or Deputy Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

            Securities and coupons bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

            At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series together with any coupons appertaining thereto, executed by the Company to the Trustee for the Securities of such series for authentication, together with a Company Order for the authentication and delivery of such

Securities, and such Trustee, in accordance with the Company Order, shall authenticate and deliver such Securities; provided, however, that in connection with its sale, during the "restricted period" (as defined in Section 1.163-5(c)(2)(i)(D)(7) of the United States Treasury Regulations), no Bearer Security shall be mailed or otherwise delivered to any location in the United States; and provided, further, that such Bearer Security (other than a temporary global Security in bearer form) may be delivered outside the United States in connection with its original issuance only if the Person entitled to receive such Bearer Security shall have furnished to Euroclear or CEDEL, S.A. a certificate substantially in the form set forth in Exhibit A to this Indenture. If any Security shall be represented by a permanent global Security, then, for purposes of this Section and Section 304, the notation of a beneficial owner's interest therein upon original issuance of such Security or upon exchange of a portion of a temporary global Security shall be deemed to be delivery in connection with the original issuance of such beneficial owner's interest in such permanent global Security. Except as permitted by Section 306 or 307, the Trustee for the Securities of a series shall not authenticate and deliver any Bearer Security unless all appurtenant coupons for interest then matured other than matured coupons in default have been detached and cancelled. If all the Securities of any one series are not to be issued at one time and if a Board Resolution relating to such Securities shall so permit, such Company Order may set forth procedures acceptable to the Trustee for the issuance of such Securities, including, without limitation, procedures with respect to interest rate, Stated Maturity, date of issuance and date from which interest, if any, shall accrue.

            Notwithstanding any contrary provision herein, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Board Resolution, Officers' Certificate and Opinion of Counsel otherwise required pursuant to Sections 102 and 201 at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

            Each Registered Security shall be dated the date of its authentication, and, unless otherwise specified as contemplated by Section 301, each Bearer Security shall be dated as of the date of original issuance of the first Security of such series to be issued.

            No Security or coupon appertaining thereto shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein manually executed by the Trustee for such Security or in the name of such Trustee pursuant to Section 614, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

            Each Depositary designated pursuant to Section 301 for a global Security in registered form must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and any other applicable statute or regulation.

            SECTION 304. Temporary Securities and Exchange of Securities. Pending the preparation of definitive Securities of any particular series, the Company may execute, and upon Company Order the Trustee for the Securities of such series shall authenticate and deliver, in the manner specified in Section 303, temporary Securities which are printed, lithographed, typewritten, photocopied or otherwise produced, in any denomination, with like terms and conditions as the definitive Securities of the series in lieu of which they are issued in registered form or, if authorized, in bearer form with one or more coupons or without coupons, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities. Any such temporary Securities may be in global form, representing such of the Outstanding Securities of such series as shall be specified therein.

            Except in the case of temporary Securities in global form (which shall be exchanged only in accordance with the provisions of the following paragraphs), if temporary Securities of any particular series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of such definitive Securities, the temporary Securities of such series shall be exchangeable for such definitive Securities and of a like Stated Maturity and with like terms and provisions upon surrender of the temporary Securities of such series, together with all unmatured and matured coupons in default, if any, at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any particular series, the Company shall execute and (in accordance with a Company Order delivered at or prior to the authentication of the first definitive Security of such series) the Trustee for the Securities of such series shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations of the same series and of a like Stated Maturity and with like terms and provisions; provided, however, unless otherwise specified pursuant to Section 301, no definitive Bearer Security shall be delivered in exchange for a temporary Registered Security, and provided, further, that a definitive Bearer Security (including a permanent global Bearer Security) shall be delivered in exchange for a temporary Bearer Security only in compliance with the conditions set forth in
Section 303. Until exchanged as hereinabove provided, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same series and with like terms and conditions, except as to payment of interest, if any, authenticated and delivered hereunder.

            Any temporary global Security and any permanent global Security shall, unless otherwise provided therein, be delivered to a Depositary designated pursuant to Section 301.

            Without unnecessary delay but in any event not later than the date specified in or determined pursuant to the terms of any such temporary global Security which (subject to any applicable laws and regulations) shall be 40 days after the closing of the sale of the Securities or within a reasonable period of time thereafter (the "Exchange Date"), the Securities represented by any temporary global Security of a series of Securities issuable in bearer form may be exchanged for definitive Securities (subject to the second succeeding paragraph), including one or more permanent global Securities in definitive form, without interest coupons. On or after the Exchange Date such temporary global Security shall be surrendered by the Depositary to the Trustee for such Security, as the Company's agent for such purpose, or the agent appointed by the Company pursuant to Section 301 to effect the exchange of the temporary global Security for definitive Securities (including any director or officer of the Global Exchange Agent authorized by the Trustee as an Authenticating Agent pursuant to Section 614) (the "Global Exchange Agent"), and following such surrender, such Trustee or the Global Exchange Agent shall ( 1) endorse the temporary global Security to reflect the reduction of its principal amount by an equal aggregate principal amount of such Security, (2) endorse any applicable permanent global Security to reflect the initial amount, or an increase in the amount of Securities represented thereby, (3) manually authenticate such definitive Securities (including any permanent global Security), (4) subject to Section 303, either deliver such definitive Securities to the Holder thereof or, if such definitive Security is a permanent global Security, deliver such permanent global Security to the Depositary to be held outside the United States for the accounts of Euroclear and CEDEL, S.A., for credit to the respective accounts at Euroclear and CEDEL, S.A., designated by or on behalf of the beneficial owners of such Securities (or to such other accounts as they may direct) and (5) redeliver such temporary global Security to the Depositary, unless such temporary global Security shall have been cancelled in accordance with Section 309 hereof; provided, however, that unless otherwise specified in such temporary global Security, upon such presentation by the Depositary, such temporary global Security shall be accompanied by a certificate dated the Exchange Date or a subsequent date and signed by Euroclear as to the portion of such temporary global Security held for its account then to be exchanged for definitive Securities (including any permanent global Security) and a certificate dated the Exchange Date or a subsequent date and signed by CEDEL, S.A., as to the portion of such temporary global Security held for its account then to be exchanged for definitive Securities (including any permanent global Security), each substantially in the form set forth in Exhibit B to this Indenture. Each certificate substantially in the form of Exhibit B hereto of Euroclear or CEDEL, S.A., as the case may be, shall be based on certificates of the account holders listed in the records of Euroclear or CEDEL, S.A., as the case may be, as being entitled to all or any portion of the applicable temporary global Security. An account holder of Euroclear or CEDEL, S.A., as the case may be, desiring to effect the exchange of an interest in a temporary global Security for an interest in definitive Securities (including any permanent global Security) shall instruct Euroclear or CEDEL, S.A., as the case may be, to request such exchange on its behalf and shall deliver to Euroclear or CEDEL, S.A., as the case may be, a certificate substantially in the form of Exhibit A hereto and dated no earlier than 15 days prior to the Exchange Date. Until so exchanged, temporary global Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities (including any permanent global Security) of the same series authenticated and delivered hereunder, except as provided in the fourth succeeding paragraph.

            The delivery to the Trustee for the Securities of the appropriate series or the Global Exchange Agent by Euroclear or CEDEL, S.A. of any certificate substantially in the form of Exhibit B hereto may be relied upon by the Company and such Trustee or the Global Exchange Agent as conclusive evidence that a corresponding certificate or certificates has or have been delivered to Euroclear or to CEDEL, S.A., as the case may be, pursuant to the terms of this Indenture.

            On or prior to the Exchange Date, the Company shall deliver to the Trustee for the Securities of the appropriate series or the Global Exchange Agent definitive Securities in aggregate principal amount equal to the principal amount of such temporary global Security, executed by the Company. At any time on or after the Exchange Date, upon 30 days' notice to the Trustee for the Securities of the appropriate series or the Global Exchange Agent by Euroclear or CEDEL, S.A., as the case may be, acting at the request of or on behalf of the beneficial owner, a Security represented by a temporary global Security or a permanent global Security, as the case may be, may be exchanged, in whole or from time to time in part, for definitive Securities without charge and such Trustee or the Global Exchange Agent shall authenticate and deliver, in exchange for each portion of such temporary global Security or such permanent global Security, an equal aggregate principal amount of definitive Securities of the same series of authorized denominations and with like terms and provisions as the portion of such temporary global Security or such permanent global Security to be exchanged, which, unless the Securities of the series are not issuable both as Bearer Securities and as Registered Securities, as contemplated by

Section 301, shall be in the form of Bearer Securities or Registered Securities, or any combination thereof, as shall be specified by the beneficial owner thereof; provided, however, that definitive Bearer Securities shall be delivered in exchange for a portion of the temporary global Security only in compliance with the requirements of the second preceding paragraph. On or prior to the thirtieth day following receipt by the Trustee for the Securities of the appropriate series or the Global Exchange Agent of such notice with respect to a Security, or, if such day is not a Business Day, the next succeeding Business Day, the temporary global Security or the permanent global Security, as the case may be, shall be surrendered by the Depositary to such Trustee, as the Company's agent for such purpose, or the Global Exchange Agent to be exchanged in whole, or from time to time in part, for definitive Securities or other definitive Securities, as the case may be, without charge following such surrender, upon the request of Euroclear or CEDEL, S.A., as the case may be, and such Trustee or the Global Exchange Agent shall ( 1) endorse the applicable temporary global Security or the permanent global Security to reflect the reduction of its principal amount by the aggregate principal amount of such Security, (2) in accordance with procedures acceptable to the Trustee cause the terms of such Security and coupons, if any, to be entered on a definitive Security, (3) manually authenticate such definitive Security and (4) if a Bearer Security is to be delivered, deliver such definitive Security outside the United States to Euroclear or CEDEL, S.A., as the case may be, for or on behalf of the beneficial owner thereof, in exchange for a portion of such permanent global Security.

            Unless otherwise specified in such temporary global Security or permanent global Security, any such exchange shall be made free of charge to the beneficial owners of such temporary global Security or permanent global Security, except that a Person receiving definitive Securities must bear the cost of insurance, postage, transportation and the like in the event that such Person does not take delivery of such definitive Securities in person at the offices of Euroclear or CEDEL, S.A. Definitive Securities in bearer form to be delivered in exchange for any portion of a temporary global Security shall be delivered only outside the United States.

            Until exchanged in full as hereinabove provided, any temporary global Security or definitive permanent global Security shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same series and with like terms and conditions, except as to payment of interest, if any, authenticated and delivered hereunder. Unless otherwise specified as contemplated by Section 301, interest payable on a temporary global Bearer Security on an Interest Payment Date for Securities of such series shall be payable to Euroclear and CEDEL, S.A. on such Interest Payment Date upon delivery by Euroclear and CEDEL, S.A. to the Trustee for the Securities of the appropriate series or the Global Exchange Agent in the case of payment of interest on a temporary global Security with respect to an Interest Payment Date occurring prior to the applicable Exchange Date of a certificate or certificates substantially in the form set forth in Exhibit C to this Indenture, for credit without further interest on or after such Interest Payment Date to the respective accounts of the Persons who are the beneficial owners of such global Security on such Interest Payment Date and who have, in the case of payment of interest on a temporary global Security with respect to an Interest Payment Date occurring prior to the applicable Exchange Date, each delivered to Euroclear or CEDEL, S.A., as the case may be, a certificate substantially in the form set forth in Exhibit D to this Indenture.

            Any definitive Bearer Security authenticated and delivered by the Trustee for the Securities of the appropriate series or the Global Exchange Agent in exchange for a portion of a temporary global Security shall not bear a coupon for any interest which shall theretofore have been duly paid by such Trustee to Euroclear or CEDEL, S.A. or by the Company to such Trustee in accordance with the provisions of this Section 304.

            With respect to Exhibits A, B, C and D to this Indenture, the Company may, in its discretion and if required or desirable under applicable law, substitute one or more other forms of such exhibits for such exhibits, eliminate the requirement that any or all certificates be provided, or change the time that any certificate may be required, provided that such substitute form or forms or notice of elimination or change of such certification requirement have theretofore been delivered to the Trustee with a Company Request and such form or forms, elimination or change is reasonably acceptable to the Trustee.

            SECTION 305. Registration, Registration of Transfer and Exchange. The Company shall cause to be kept at the Corporate Trust Office of the Trustee for the Securities of each series a security register (the security register maintained in such office being herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Securities and of transfers of Registered Securities. The Trustee for the Securities of each series is hereby initially appointed "Security Registrar" for the purpose of registering Registered Securities and transfers of Registered Securities of such series as herein provided.

            Upon surrender for registration of transfer of any Registered Security of any particular series at the office or agency of the Company in a Place of Payment for that series, the Company shall execute, and the Trustee for the Securities of each series shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of any authorized denominations, and of a like Stated

Maturity and of a like series and aggregate principal amount and with like terms and conditions.

            Except as set forth below, at the option of the Holder, Registered Securities of any particular series may be exchanged for other Registered Securities of any authorized denominations, and of a like Stated Maturity and of a like series and aggregate principal amount and with like terms and conditions, upon surrender of the Registered Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee for such Securities shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive. Except as otherwise specified pursuant to Section 301, Registered Securities may not be exchanged for Bearer Securities.

            Notwithstanding any other provision of this Section or Section 304, unless and until it is exchanged in whole or in part for Registered Securities in definitive form, a global Security representing all or a portion of the Registered Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

            At the option of the Holder, Bearer Securities of any series may be exchanged for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and with like terms and provisions upon surrender of the Bearer Securities to be exchanged at any office or agency of the Company in a Place of Payment for that series, with all unmatured coupons and all matured coupons in default thereto appertaining. If the Holder of a Bearer Security is unable to produce any such unmatured coupon or coupons or matured coupon or coupons in default, such exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Company (or to the Trustee for the Security in case of matured coupons in default) in an amount equal to the face amount of such missing coupon or coupons, or the surrender of such missing coupon or coupons may be waived by the Company and such Trustee if there is furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to any Paying Agent any such missing coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment, provided, however, that except as otherwise provided in
Section 1002, interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency of the Company in a Place of Payment for that series located outside the United States. Notwithstanding the foregoing, in case a Bearer Security of any series is surrendered at any such office or agency in exchange for a Registered Security of the same series and with like terms and conditions after the close of business at such office or agency on or after (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or
(ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date or proposed date for payment, as the case may be (or, if such coupon is so surrendered with such Bearer Security, such coupon shall be returned to the person so surrendering the Bearer Security), and interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment as the case may be, in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due upon presentment of such coupon in accordance with the provisions of this Indenture.

            Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee for such Securities shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

            If at any time the Depositary for Securities of a series in registered form notifies the Company that it is unwilling or unable to continue as Depositary for the Securities of such series or if at any time the Depositary for the Securities for such series shall no longer be eligible under
Section 303, the Company shall appoint a successor Depositary with respect to the Securities for such series. If a successor Depositary for the Securities of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company's election pursuant to Section 301 shall no longer be effective with respect to the Securities for such series and the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver Securities of such series in definitive form, in an aggregate principal amount equal to the principal amount of the global Security or Securities representing such series in exchange for such global Security or Securities.

            The Company may at any time and in its sole discretion determine that the Registered Securities of any series issued in the form of one or more global Securities shall no longer be represented by such global Security or Securities. In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Registered Securities of such series, will authenticate and deliver Registered Securities of such series in definitive form, and in an aggregate principal amount equal to the principal amount of the global Security or Securities representing such series in exchange for such global Security or Securities.

            If specified by the Company pursuant to Section 301 with respect to a series of Securities in registered form, the Depositary for such series of Securities may surrender a global Security for such series of Securities in exchange in whole or in part for Securities of such series of like tenor and terms and in definitive form on such terms as are acceptable to the Company and such Depositary. Thereupon the Company shall execute, and the Trustee shall authenticate and deliver, without service charge, (i) to each Person specified by such Depositary a new Security or Securities of the same series, of like tenor and terms, and of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person's beneficial interest in the global Security, and (ii) to such Depositary a new global Security of like tenor and terms and in a denomination equal to the difference, if any, between the principal amount of the surrendered global Security and the aggregate principal amount of Securities delivered to Holders thereof.

            Upon the exchange of a global Security for Securities in definitive form, such global Security shall be cancelled by the Trustee. Registered Securities issued in exchange for a global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. The Trustee shall deliver such Registered Security to the persons in whose names such Securities are so requested.

            All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

            Every Security presented or surrendered for registration of transfer or exchange shall (if so required by the Company or the Trustee for such Security) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar for such series duly executed, by the Holder thereof or his attorney duly authorized in writing.

            No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906 or 1107 not involving any transfer.

            The Company shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of that series selected for redemption under Section 1104 and ending at the close of business on (A) if Securities of the series are issuable only as Registered Securities, the day of the mailing of the relevant notice of redemption and (B) if Securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if Securities of the series are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Registered Security so selected for redemption as a whole or in part, except the unredeemed portion of any Security being redeemed in part, or (iii) to exchange any Bearer Security so selected for redemption except that such a Bearer Security may be exchanged for a Registered Security of that series and like tenor; provided, however, that such Registered Security shall be simultaneously surrendered for redemption.

            SECTION 306. Mutilated, Destroyed, Lost and Stolen Securities and Coupons. If (i) any mutilated Security or a Security with a mutilated coupon appertaining thereto is surrendered to the Trustee for such Security or the Company and the Trustee for a Security receive evidence to their satisfaction of the destruction, loss or theft of any Security or coupon and (ii) there is delivered to the Company and such Trustee such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or such Trustee that such Security or coupon has been acquired by a bona fide purchaser, the Company shall execute and upon its request such Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security or in exchange for such mutilated Security, or in exchange for the Security to which a mutilated, destroyed, lost or stolen coupon appertains (with all appurtenant coupons not mutilated, destroyed, lost or stolen) a new Security of the same series and in a like principal amount and of a like Stated Maturity and with like terms and conditions and bearing a number not contemporaneously outstanding with coupons corresponding to the coupons, if any, appertaining to such mutilated, destroyed, lost or stolen Security or to the Security to which such mutilated, destroyed, lost or stolen coupon appertains.

            In case any such mutilated, destroyed, lost or stolen Security or coupon has become or is about to become due and payable, the Company in their discretion may, instead of issuing a new Security, pay such Security or coupon (without surrender thereof except in the case of a mutilated Security or coupon) if the applicant for such payment shall furnish to the Company and the Trustee for such Security such security or indemnity as may be required by them to save each of them harmless, and in case of destruction, loss or theft, evidence satisfactory to the Company and such Trustee and any agent of either of them of the destruction, loss or theft of such Security and the ownership thereof; provided, however, that the principal of (and premium, if any) and interest if any, on Bearer Securities shall, except as otherwise provided in Section 1002, be payable only at an office or agency located outside the United States and, unless otherwise specified as contemplated by Section 301, any interest on Bearer Securities shall be payable only upon presentation and surrender of the coupons appertaining thereto.

            Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including all fees and expenses of the Trustee for such Security) connected therewith.

            Every new Security of any series, with its coupons, if any, issued pursuant to this Section in lieu of any destroyed, lost or stolen Security or in exchange for any mutilated Security, or in exchange for a Security to which a mutilated, destroyed, lost or stolen coupon appertains shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security and its coupons, if any, or the destroyed, lost or stolen coupon shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of the same series and their coupons, if any.

            The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons.

            SECTION 307. Payment of Interest; Interest Rights Preserved. Interest on any Registered Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall, if so provided in such Security, be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest payment provided, however, that interest if any, that is payable at maturity will be payable to the person to whom principal shall be payable.

            Unless otherwise provided with respect to the Securities of any series, payment of interest may be made at the option of the Company (i) in the case of Registered Securities, by check mailed or delivered to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer to an account maintained by the payee with a bank located inside the United States according to the written instructions of the payee signed by two authorized officers of the payee, if any, or (ii) in the case of Bearer

Securities, except as otherwise provided in Section 1002, upon presentation and surrender of the appropriate coupon appertaining thereto at an office or agency of the Company in a Place of Payment located outside the United States or by transfer to an account maintained by the payee with a bank located outside the United States.

            Unless otherwise provided or contemplated by Section 301, every permanent global Security will provide that interest, if any, payable on any Interest Payment Date will be paid to each of Euroclear and CEDEL, S.A. with respect to that portion of such permanent global Security held for its account by the Depositary. Each of Euroclear and CEDEL, S.A. will in such circumstances credit the interest received by it in respect of such permanent global Security to the accounts of the beneficial owners thereof.

            Any interest on any Registered Security of any particular series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or
(2) below:

            (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Registered Securities of that series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest which shall be fixed in the following manner. The Company shall notify the Trustee for the Registered Securities of such series in writing of the amount of Defaulted Interest proposed to be paid on each Registered Security of that series and the date of the proposed payment, and at the same time the Company shall deposit with such Trustee an amount of money in the currency or currency unit in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except as provided in Sections 311(b), 311(d) and 311(e)), equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to such Trustee for such deposit prior to the date of the proposed payment such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon such Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall not be more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by such Trustee of the notice of the proposed payment. Such Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the

     Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Registered Securities of that series at his address as it appears in the Security Register not less than 10 days prior to such Special Record Date. Such Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in a newspaper published in the English language, customarily on each Business Day and of general circulation in New York, New York, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted interest shall be paid to the Persons in whose names the Registered Securities of that series (or their respective Predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause(2).

            (2) The Company may make payment of any Defaulted Interest on Registered Securities of any particular series in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Registered Securities may be listed, and upon such notice as may be required by such exchange, if, after notice is given by the Company to the Trustee for the Securities of such series of the proposed manner of payment pursuant to this clause, such manner of payment shall be deemed practicable by such Trustee.

            Subject to the foregoing provisions of this Section and Section 305, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

            SECTION 308. Persons Deemed Owners. Prior to due presentment of a Registered Security for registration of transfer, the Company, the Trustee for such Security and any agent of the Company or such Trustee may treat the Person in whose name any such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 307) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, such Trustee nor any agent of the Company or such Trustee shall be affected by notice to the contrary.

            Title to any Bearer Security and any coupons appertaining thereto shall pass by delivery. The Company, the Trustee for such Security and any agent of the Company or such Trustee may treat the bearer of any Bearer Security and the bearer of any coupon as the absolute owner of such Bearer

Security or coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Security or coupon be overdue, and neither the Company, such Trustee nor any agent of the Company or such Trustee shall be affected by notice to the contrary.

          None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

          SECTION 309. Cancellation. All Securities and coupons surrendered for payment, redemption, registration of transfer or exchange, or delivered in satisfaction of any sinking fund payment, shall, if surrendered to any Person other than the Trustee for such Securities, be delivered to such Trustee and, in the case of Registered Securities and matured coupons, shall be promptly cancelled by it. All Bearer Securities and unmatured coupons so delivered to the Trustee for such Securities shall be cancelled by such Trustee. The Company may at any time deliver to the Trustee for Securities of a series for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by such Trustee. Notwithstanding any other provision of this Indenture to the contrary, in the case of a series, all the Securities of which are not to be originally issued at one time, a Security of such series shall not be deemed to have been Outstanding at any time hereunder if and to the extent that subsequent to the authentication and delivery thereof, such Security is delivered to the Trustee for such Security for cancellation by the Company or any agent thereof upon the failure of the original purchaser thereof to make payment therefor against delivery thereof, and any Security so delivered to such Trustee shall be promptly cancelled by it. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities and coupons held by the Trustee for such Securities shall be disposed of by such Trustee in accordance with its standard procedures and a certificate of disposition evidencing such disposition of Securities and coupons shall be provided to the Company by such Trustee. In the case of any temporary global Security, which shall be disposed of if the entire aggregate principal amount of the Securities represented thereby has been exchanged, the certificate of disposition shall state that all certificates required pursuant to Section 304 hereof, substantially in the form of Exhibit B hereto (or in the form of any substitute exhibit as provided in the last paragraph of Section 304), to be given by Euroclear or CEDEL, S.A., have been duly presented to the Trustee for such Securities by Euroclear or CEDEL, S.A., as the case may be. Permanent global

Securities shall not be disposed of until exchanged in full for definitive Securities or until payment thereon is made in full.

          SECTION 310. Computation of Interest. Except as otherwise specified as contemplated by Section 301 for Securities of any particular series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months and, in the case of an incomplete month, the number of days elapsed, the amount of interest payable on the Securities of any series for any period to be equal to the product of (i) the principal amount of the Securities of such series Outstanding during such period, (ii) the stated rate of interest per annum (expressed as a decimal fraction) payable on the Securities of such series and (iii) a fraction, the numerator of which is the total number of full months elapsed in such period multiplied by 30, plus the number of days in any incomplete month during which such Securities were Outstanding, and the denominator of which is 360.

          SECTION 311. Currency and Manner of Payments in Respect of Securities. (a) With respect to Registered Securities of any series not permitting the election provided for in paragraph (b) below or the Holders of which have not made the election provided for in paragraph (b) below, and with respect to Bearer Securities of any series, except as provided in paragraph (d) below, payment of the principal of (and premium, if any) and interest if any, on any Registered or Bearer Security of such series will be made in the currency or currency unit in which such Registered Security or Bearer Security, as the case may be, is payable.

          (b) It may be provided pursuant to Section 301 with respect to Registered Securities of any series that Holders shall have the option, subject to paragraphs (d) and (e) below, to receive payments of principal of (and premium, if any) or interest if any, on such Registered Securities in any of the currencies or currency units which may be designated for such election by delivering to the Trustee for such series of Registered Securities a written election with signature guarantees and in form and substance satisfactory to such Trustee, not later than the close of business on the Election Date immediately preceding the applicable payment date. If a Holder so elects to receive such payments in any such currency or currency unit, such election will remain in effect for such Holder until changed by such Holder by written notice to the Trustee for such series of Registered Securities (but any such change must be made not later than the close of business on the Election Date immediately preceding the next payment date to be effective for the payment to be made on such payment date and no such change of election may be made with respect to payments to be made on any Registered Security of such series with respect to which an Event of Default has occurred or notice of redemption has been given by the Company pursuant to Article Eleven). In the event any Holder makes any such election pursuant to the preceding sentence, such election will not be effective on any transferee of such Holder and such transferee shall be paid in the currency or currency unit indicated pursuant to paragraph (a) above unless such transferee makes an election pursuant to the preceding sentence; provided, however, that such election, if in effect while funds are on deposit with respect to the Securities of such series as described in Section 401(a)(1)(B) or Section 1007, will be effective on any transferee of such Holder unless otherwise specified pursuant to Section 301 for the Securities of such series. Any Holder of any such Registered Security who shall not have delivered any such election to the Trustee of such series of Registered Securities not later than the close of business on the applicable Election Date will be paid the amount due on the applicable payment date in the relevant currency or currency unit as provided in paragraph (a) of this Section 311. In no case may a Holder of Securities of any series elect to receive payments in any currency or currency unit as described in this Section 311(b) following a deposit of funds with respect to the Securities of such series as described in Section 401(a)(1)(B) or Section 1007. The Trustee for each such series of Registered Securities shall notify the Currency Determination Agent as soon as practicable after the Election Date of the aggregate principal amount of Registered Securities for which Holders have made such written election.

          (c) If the election referred to in paragraph (b) above has been provided for pursuant to Section 301, then not later than the fourth Business Day after the Regular Record Date for each payment date for Registered Securities of any series, the Currency Determination Agent will deliver to the Company a written notice specifying, in the currency or currency unit in which Registered Securities of such series are payable, the respective aggregate amounts of principal of (and premium, if any) and interest, if any, on the Registered Securities to be made on such payment date, specifying the amounts in such currency or currency unit so payable in respect of the Registered Securities of such series as to which the Holders thereof shall have elected to be paid in a currency or currency unit other than that in which such series is denominated as provided in paragraph (b) above. If the election referred to in paragraph (b) above has been provided for pursuant to Section 301 and if at least one Holder has made such election, then, on the second Business Day preceding such payment date the Company will deliver to the Trustee for such series of Registered Securities an Exchange Rate Officers' Certificate in respect of the Dollar, Foreign Currency, ECU or currency unit payments to be made on such payment date. The Dollar, Foreign Currency, ECU or currency unit amount receivable by Holders of Registered Securities who have elected payment in a currency or currency unit as provided in paragraph (b) above shall, unless otherwise provided pursuant to Section 301, be determined by the Company on the basis of the applicable Market Exchange Rate in effect on the third Business Day (the "Valuation Date") immediately preceding each payment date.

          (d) If a Conversion Event occurs with respect to a Foreign Currency, the ECU or any other currency unit in which any of the Securities are denominated or payable other than pursuant to an election provided for pursuant to paragraph (b) above, then with respect to each date for the payment of principal of (and premium, if any) and interest, if any, on the applicable Securities denominated or payable in such Foreign Currency, the ECU or such other currency unit occurring after the last date on which such Foreign Currency, the ECU or such other currency unit was available (the "Conversion Date"), the Dollar shall be the currency of payment for use on each such payment date. The Dollar amount to be paid by the Company to the Trustee of each such series of Securities and by such Trustee or any Paying Agent to the Holders of such Securities with respect to such payment date shall be the Dollar Equivalent of the Foreign Currency or, in the case of a currency unit the Dollar Equivalent of the Currency Unit, in each case as determined by the Currency Determination Agent in the manner provided in paragraph (f) or (g) below.

          (e) If the Holder of a Registered Security denominated in any currency or currency unit shall have elected to be paid in another currency or currency unit as provided in paragraph (b) above, and a Conversion Event occurs with respect to such elected currency or currency unit, such Holder shall receive payment in the currency or currency unit in which payment would have been made in the absence of such election. If a Conversion Event occurs with respect to the currency or currency unit in which payment would have been made in the absence of such election, such Holder shall receive payment in Dollars as provided in paragraph (d) of this Section 311.

          (f) The "Dollar Equivalent of the Foreign Currency" shall be determined by the Currency Determination Agent and shall be obtained for each subsequent payment after the Conversion Date by converting the specified Foreign Currency into Dollars at the Market Exchange Rate on the Conversion Date.

          (g) The "Dollar Equivalent of the Currency Unit" shall be determined by the Currency Determination Agent and subject to the provisions of paragraph
(h) below shall be the sum of each amount obtained by converting the Specified Amount of each Component Currency into Dollars at the Market Exchange Rate for such Component Currency on the Valuation Date with respect to each payment.

          (h) For purposes of this Section 311 the following terms shall have the following meanings:

          A "Component Currency" shall mean any currency which, on the Conversion Date, was a component of the relevant currency unit, including, but not limited to, the ECU.

          A "Specified Amount" of a Component Currency shall mean the number of units of such Component Currency or fractions thereof which were represented in the relevant currency unit, including, but not limited to, the ECU, on the Conversion Date. If after the Conversion Date the official unit of any Component Currency is altered by way of combination or subdivision, the Specified Amount of such Component Currency shall be divided or multiplied in the same proportion. If after the Conversion Date two or more Component Currencies are consolidated into a single currency, the respective Specified Amounts of such Component Currencies shall be replaced by an amount in such single currency equal to the sum of the respective Specified Amounts of such consolidated Component Currencies expressed in such single currency, and such amount shall thereafter be a Specified Amount and such single currency shall thereafter be a Component Currency. If after the Conversion Date any Component Currency shall be divided into two or more currencies, the Specified Amount of such Component Currency shall be replaced by amounts of such two or more currencies, each of whose Dollar Equivalent at the Market Exchange Rate on the date of such replacement shall be equal to the Dollar Equivalent of the Specified Amount of such former Component Currency at the Market Exchange Rate on such date divided by the number of currencies into which such Component Currency was divided, and such amounts shall thereafter be Specified Amounts and such currencies shall thereafter be Component Currencies. If, after the Conversion Date of the relevant currency unit, including, but not limited to, the ECU, a Conversion Event (other than any event referred to above in this definition of "Specified Amount") occurs with respect to any Component Currency of such currency unit and is continuing on the applicable Valuation Date, the Specified Amount of such Component Currency shall, for purposes of calculating the Dollar Equivalent of the Currency Unit be converted into Dollars at the Market Exchange Rate in effect on the Conversion Date of such Component Currency.

          "Election Date" shall mean any date for any series of Registered Securities as specified pursuant to Section 301(17) by which the written election referred to in Section 311 (b) may be made, such date to be not later than the Regular Record Date for the earliest payment for which such election may be effective.

          All decisions and determinations of the Currency Determination Agent regarding the Dollar Equivalent of the Foreign Currency, the Dollar Equivalent of the Currency Unit, the Market Exchange Rate and changes in the Specified Amounts as specified above shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Company, the Trustee for the appropriate series of Securities and all Holders of such Securities denominated or payable in the relevant currency or currency units. The Currency Determination Agent shall promptly give written notice to the Company and the Trustee for the appropriate series of Securities of any such decision or determination.

          In the event of a Conversion Event with respect to a Foreign Currency, the Company, after learning thereof, will immediately give written notice thereof to the Trustee of the appropriate series of Registered Securities and Currency Determination Agent (and such Trustee will promptly thereafter give notice in the manner provided in Section 106 to the Holders) specifying the Conversion Date. In the event of a Conversion Event with respect to the ECU or any other currency unit in which Registered Securities are denominated or payable, the Company, after learning thereof, will immediately give written notice thereof to the Trustee of the appropriate series of Registered Securities and Currency Determination Agent (and such Trustee will promptly thereafter give notice in the manner provided in Section 106 to the Holders) specifying the Conversion Date and the Specified Amount of each Component Currency on the Conversion Date. In the event of any subsequent change in any Component Currency as set forth in the definition of Specified Amount above, the Company, after learning thereof, will similarly give written notice to the Trustee of the appropriate series of Registered Securities and Currency Determination Agent.

          The Trustee of the appropriate series of Registered Securities shall be fully justified and protected in relying and acting upon information received by it from the Company and the Currency Determination Agent and shall not otherwise have any duty or obligation to determine such information independently.

          SECTION 312. Appointment and Resignation of Successor Currency Determination Agent. (a) If and so long as the Securities of any series (i) are denominated in a currency unit or a currency other than Dollars or (ii) may be payable in a currency unit or a currency other than Dollars, or so long as it is required under any other provision of this Indenture, then the Company will maintain with respect to each such series of Securities, or as so required, a Currency Determination Agent. The Company will cause the Currency Determination Agent to make the necessary foreign exchange determinations at the time and in the manner specified pursuant to Section 301 for the purpose of determining the applicable rate of exchange and for the purpose of converting the issued currency or currency unit into the applicable payment currency or currency unit for the payment of principal (and premium, if any) and interest if any, pursuant to Section 311.

          (b) No resignation of the Currency Determination Agent and no appointment of a successor Currency Determination Agent pursuant to this Section shall become effective until the acceptance of appointment by the successor Currency Determination Agent as evidenced by a written instrument delivered to the Company and the Trustee of the appropriate series of Securities accepting such appointment executed by the successor Currency Determination Agent.

          (c) If the Currency Determination Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Currency Determination Agent for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Currency Determination Agent or Currency Determination Agents with respect to the Securities of that or those series (it being understood that any such successor Currency Determination Agent may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall only be one Currency Determination Agent with respect to the Securities of any particular series).


                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

          SECTION 401.  Satisfaction and Discharge of Securities of any Series.
(a) The Company shall be deemed to have satisfied and discharged the entire indebtedness on all the Securities of any particular series and, so long as no Event of Default shall be continuing, the Trustee for the Securities of such series, upon Company Request and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of such indebtedness, when:

          (1) either

               (A) all Securities of such series theretofore authenticated and delivered and all coupons, if any, appertaining thereto (other than (i) coupons appertaining to Bearer Securities surrendered for exchange for Registered Securities and maturing after such exchange, whose surrender is not required or has been waived as provided in Section 305, (ii) any Securities and coupons of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306,
     (iii) coupons appertaining to Securities called for redemption and maturing after the relevant Redemption Date, whose surrender is not required as provided in Section 1107 and (iv) Securities and coupons of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided in the last paragraph of Section 1003) have been delivered to such Trustee for cancellation; or

               (B) except as otherwise specified pursuant to Section 301 for the Securities of such series, with respect to all Outstanding Securities of such series described in (A) above (and, in the case of (i) or (ii) below, any coupons appertaining thereto) not theretofore so delivered to the Trustee for the Securities of such series for cancellation:

                    (i) the Company has deposited or caused to be deposited with such Trustee, or in a trust fund established pursuant to a trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust an amount in the currency or currency unit in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except as provided in Sections 311(b), 311(d) and 311(e), in which case the deposit to be made with respect to Securities for which an election has occurred pursuant to Section 311(b), or a Conversion Event has occurred as provided in Sections 311(d) and 311(e), shall be made in the currency or currency unit in which such Securities are payable as a result of such election or Conversion Event), sufficient to pay and discharge the entire indebtedness on all such Outstanding Securities of such series and any related coupons for principal (and premium, if any) and interest if any, to the Stated Maturity or any Redemption Date as contemplated by Section 402, as the case may be; or

                    (ii) the Company has deposited or caused to be deposited with such Trustee, or in a trust fund established pursuant to a trust agreement in form and substance satisfactory to the Trustee, as obligations in trust such amount of Government Obligations as will, as evidenced by a Certificate of a Firm of Independent Public Accountants delivered to such Trustee, together with the predetermined and certain income to accrue thereon (without consideration of any reinvestment thereof), be sufficient to pay and discharge when due the entire indebtedness on all such Outstanding Securities of such series and any related coupons for unpaid principal (and premium, if any) and interest if any, to the Stated Maturity or any Redemption Date as contemplated by Section 402, as the case may be; or

                    (iii) the Company has deposited or caused to be deposited with such Trustee, or in a trust fund established pursuant to a trust agreement in form and substance satisfactory to the Trustee, in trust an amount equal to the amount referred to in clause (i) or (ii) in any combination of currency or currency unit or Government Obligations;

          (2) the Company has paid or caused to be paid all other sums payable with respect to the Securities of such series and any related coupons;

          (3) the Company has delivered to such Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the entire indebtedness on all Securities of such series and any related coupons have been complied with;

          (4) if the Securities of such series and any related coupons are not to become due and payable at their Stated Maturity within one year of the date of such deposit or may not be called for redemption within one year of the date of such deposit under arrangements satisfactory to such Trustee as of the date of such deposit, then the Company shall have given, not later than the date of such deposit, notice of such deposit to the Holders of such Securities; and

          (5) if the conditions set forth in Section 401 (a)(1)(A) have not been satisfied, and unless otherwise specified pursuant to Section 301 for the Securities of such series, the Company has delivered to the Trustee an Opinion of Counsel to the effect that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or
     (B) since the date of this Indenture there has been a change in applicable United States federal income tax law, in either case to the effect that, and based upon which such Opinion of Counsel shall confirm that, the beneficial owners of Securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit, satisfaction and discharge and will be subject to United States federal income tax on the same amount and in the same manner and at the same time as would have been the case if such deposit, satisfaction and discharge had not occurred.

          (b)  Upon the satisfaction of the conditions set forth in this
Section 401 with respect to all the Securities of any series, the terms and conditions of the Securities of such series including the terms and conditions with respect thereto set forth in this Indenture, shall no longer be binding upon, or applicable to, the Company and the Holders of the Securities of such series and any related coupons shall look for payment only to the funds or obligations deposited with the Trustee pursuant to Section 401 (a)(1)(B) or in a trust fund established pursuant to Section 401 (a)(1)(B) ; provided, however, that in no event shall the Company be discharged from (i) any payment obligations in respect of Securities of such series and any related coupons which are deemed not to be Outstanding under clause (3) of the definition thereof if such obligations continue to be valid obligations of the Company under applicable law, (ii) from any obligations under Sections 402(b), 607, 610 and 1008 and (iii) from any obligations under Sections 304, 305 and 306 (except that Securities of such series issued upon registration of transfer or exchange or in lieu of mutilated, destroyed, lost or stolen Securities and any related coupons shall not be obligations of the Company) and

Sections 311, 516, 701 and 1002; and provided, further, that in the event a petition seeking relief under any applicable bankruptcy law is filed and not discharged with respect to the Company within 91 days after the deposit, the entire indebtedness on all Securities of such series and any related coupons shall not be discharged, and in such event the Trustee shall return such deposited funds or obligations as it is then holding to the Company upon Company Request. Notwithstanding the satisfaction of the conditions set forth in this Section 401 with respect to all the Securities of any series not denominated in Dollars, upon the happening of any Conversion Event the Company shall be obligated to make the payments in Dollars required by Section 311 (d) to the extent that the Currency Determination Agent is unable to convert any Foreign Currency or currency unit in its possession pursuant to Section 401(a)(1)(B) into the Dollar Equivalent of the Foreign Currency or the Dollar Equivalent of the Currency Unit as the case may be. If, after the deposit referred to in Section 401 has been made, a Conversion Event occurs as contemplated in Section 311(d) or 311(e), then the indebtedness represented by such Security shall be fully discharged if the deposit made with respect to such Security shall be converted into the currency or currency unit in which such Security is payable at the Dollar Equivalent of the Foreign Currency or the Dollar Equivalent of the Currency Unit. The Trustee for such series of Securities shall return to the Company any non-converted funds or securities in its possession after such payments have been made.

          SECTION 402. Application of Trust Money. (a) All money and obligations deposited in a trust fund or with the Trustee for any series of Securities pursuant to Section 401 or Section 1007 shall be held irrevocably in trust and shall be made under the terms of an escrow trust agreement in form satisfactory to such Trustee. Such money and obligations shall be applied by such Trustee, in accordance with the provisions of the Securities, any coupons, this Indenture and such escrow trust agreement, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as such Trustee may determine, to the Persons entitled thereto, of the principal of (and premium, if any) and interest if any, on the Securities for the payment of which such money and obligations have been deposited with such Trustee. If Securities of any series are to be redeemed prior to their Stated Maturity, whether pursuant to any optional redemption provisions or in accordance with any mandatory sinking fund requirement, the Company shall make such arrangements as are satisfactory to the Trustee for any series of Securities for the giving of notice of redemption by such Trustee in the name, and at the expense, of the Company.

          (b) The Company shall pay and shall indemnify the Trustee for any series of Securities against any tax, fee or other charge imposed on or assessed against Government Obligations deposited pursuant to Section 401 or
Section 1008 or
the interest and principal received in respect of such Government Obligations other than any such tax, fee or other charge which by law is payable by or on behalf of Holders. The obligation of the Company under this Section 402(b) shall be deemed to be an obligation of the Company under Section 607(2).

          (c) Anything in this Article Four to the contrary notwithstanding, the Trustee for any series of Securities shall deliver or pay to the Company from time to time upon Company Request any money or Government Obligations held by it as provided in Section 401 or Section 1007 which, as expressed in a Certificate of a Firm of Independent Public Accountants delivered to such Trustee, are in excess of the amount thereof which would then have been required to be deposited for the purpose for which such money or Government Obligations were deposited or received provided such delivery can be made without liquidating any Government Obligations.

          SECTION 403.  Satisfaction and Discharge of Indenture.
Upon compliance by the Company with the provisions of Section 401 as to the satisfaction and discharge of each series of Securities issued hereunder, and if the Company has paid or caused to be paid all other sums payable under this Indenture (including without limitation amounts owed to the Trustee under Section 607), this Indenture shall cease to be of any further effect (except as otherwise provided herein). Upon Company Request and receipt of an Opinion of Counsel and an Officers' Certificate complying with the provisions of Section 102, the Trustees for all series of Securities (at the expense of the Company) shall execute proper instruments acknowledging satisfaction and discharge of this Indenture.

          Notwithstanding the satisfaction and discharge of this Indenture, any obligations of the Company under Sections 304, 305, 306, 311, 402(b), 516, 607, 610, 701, 1002 and 1008 and the obligations of the Trustee for any series of Securities under Section 402 shall survive.

          SECTION 404. Reinstatement. If the Trustee for any series of Securities is unable to apply any of the amounts (for purposes of this Section 404, "Amounts") or Government Obligations, as the case may be, described in
Section 401(a)(1) (B) (i) or (ii), respectively, in accordance with the provisions of Section 401 by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities of such series and the coupons, if any, appertaining thereto shall be revived and reinstated as though no deposit had occurred pursuant to Section 401 until such time as the Trustee for such series is permitted to apply all such Amounts or Governmental Obligations, as the case may be, in accordance with the provisions of Section 401; provided, however, that if, due to the reinstatement of its rights or obligations hereunder, the Company has made any payment of principal of (or premium, if any) or interest, if any, on such Securities or coupons, the Company shall be subrogated to the rights of the Holders of such Securities or coupons to receive payment from such Amounts or Government Obligations, as the case may be, held by the Trustee for such series.


                                  ARTICLE FIVE

                                    REMEDIES

          SECTION 501. Events of Default. "Event of Default" wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law, pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless such event is either inapplicable to a particular series or it is specifically deleted or modified in the supplemental indenture creating such series of Securities or in the form of Security for such series:

          (1) default in the payment of any interest upon any Security of such series or a related coupon, if any, when it becomes due and payable, and continuance of such default for a period of 30 days; or

          (2) default in the payment of the principal of (or premium, if any, on) any Security of such series when it becomes due and payable, whether at Maturity or otherwise; or

          (3) default in the deposit of any sinking fund payment or analogous obligation when and as due by the terms of a Security of such series; or

          (4) default in the performance, or breach, of any covenant or warranty of the Company contained in this Indenture in respect of the Securities of such series (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of Securities of a series other than such series), all of such covenants and warranties in the Indenture which are not expressly stated to be for the benefit of a particular series of Securities being deemed in respect of the Securities of all series for this purpose, and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company to the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of such series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder, or

          (5) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed (other than the Securities) by the Company or any Subsidiary of the Company or under any mortgage, indenture or instrument (other than this Indenture or the Securities) under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company, whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay any portion of the principal of such indebtedness in an amount exceeding $20,000,000 (or, in the case of indebtedness denominated in a currency other than U.S. dollars, an amount exceeding $20,000,000 based on the exchange rate in effect at the end of the Company's most recently completed fiscal quarter) when due and payable after the expiration of any applicable grace period with respect thereto or shall have resulted in such indebtedness in an aggregate amount exceeding $20,000,000 (or, in the case of indebtedness denominated in a currency other than U.S. dollars, an amount exceeding $20,000,000 based on the exchange rate in effect at the end of the Company's most recently completed fiscal quarter) becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after the date on which payment is due or the date of such acceleration; or

          (6) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable bankruptcy law or (B) a decree or order adjudging the Company a bankrupt or insolvent or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable bankruptcy law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of substantially all of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

          (7) the commencement by the Company of a voluntary case or proceeding under any applicable bankruptcy law, or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable bankruptcy law, or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or the filing by the Company of a petition or answer or consent seeking reorganization or relief under any applicable bankruptcy law, or the consent by the Company to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of substantially all of the property of the Company or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

          (8) any other Event of Default provided with respect to Securities of that series.

          SECTION 502. Acceleration of Maturity; Rescission and Annulment. If an Event of Default described in paragraph (1), (2), (3), (4) or (8) (if the Event of Default under paragraph (4) or (8) is with respect to less than all series of Securities then Outstanding) of Section 501 occurs and is continuing with respect to any series of Securities, then and in each and every such case, unless the principal of all the Securities of such series shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding hereunder (each such series acting as a separate class), by notice in writing to the Company (and to the Trustee if given by Holders), may declare the principal amount (or if the Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Securities of such series to be due and payable immediately, and upon any such declaration of acceleration the same, together with any accrued interest and all other amounts owing thereunder and hereunder, shall become and shall be immediately due and payable, anything in this Indenture or in the Securities of such series contained to the contrary notwithstanding, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived. If an Event of Default described in paragraph (4) or (8) (if the Event of Default under paragraph (4) or (8) is with respect to all series of Securities then Outstanding), or (5) of Section 501 occurs and is continuing, then and in each and every such case, unless the principal of all the Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of all the Securities then Outstanding hereunder (treated as one class), by notice in writing to the Company (and to the Trustee if given by Holders), may declare the principal amount (or, if any Securities are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms thereof) of all the Securities then Outstanding to be due and payable immediately, and upon any such declaration the same, together with any accrued interest and all other amounts owing thereunder and hereunder, shall become and shall be immediately due and payable, anything in this Indenture or in the Securities contained to the contrary notwithstanding, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived. If an Event of Default described in paragraph (6) or (7) of Section 501 occurs and is continuing, then and in each and every such case, unless the principal of all the Securities of such series then Outstanding shall have already become due and payable, the principal amount (or, if any Securities are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms thereof) of all the Securities of such series, together with any accrued interest and all other amounts owing thereunder and hereunder, shall immediately become due and payable.

          At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee for the Securities of any series as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and such Trustee, may rescind and annul such declaration and its consequences if

(1) the Company has paid or deposited with such Trustee a sum sufficient to pay

               (A) in the currency or currency unit in which that series of Securities is payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except as provided in Sections 311(b), 311(d), and 311(e)), all overdue interest on all Securities of that series and any related coupons,

               (B) in the currency or currency unit in which that series of Securities is payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except as provided in Sections 311(b), 311 (d), and 311 (e)), the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon from the date such principal became due at a rate per annum equal to the rate borne by the Securities of such series (or, in the case of Original Issue Discount Securities, the Securities' Yield to Maturity), to the extent that the payment of such interest shall be legally enforceable,

               (C) in the currency or currency unit in which that series of Securities is payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except as provided in Sections 311(b), 311(d), and 311(e)), to the extent that payment of such interest is lawful, interest upon overdue interest at a rate per annum equal to the rate borne by the Securities of such series (or, in the case of Original Issue Discount Securities, the Securities' Yield to Maturity), and

               (D) in Dollars all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of such Trustee, its agents and counsel;

     and

          (2) all Events of Default with respect to the Securities of such series, other than the non-payment of the principal of Securities of that series which have become due solely by such acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

          SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if:

          (1) default is made in the payment of any interest upon any Security of any series and any related coupons when such interest becomes due and payable and such default continues for a period of 30 days; or

          (2) default is made in the payment of the principal of (or premium, if any, on) any Security of any series at its Maturity;

and any such default continues for any period of grace provided with respect to the Securities of such series, the Company will, upon demand of the Trustee for the Securities of such series, pay to the Trustee, for the benefit of the Holders of such Securities and coupons, the whole amount then due and payable on such Securities and coupons for principal (and premium, if any) and interest, if any, with interest upon the overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installments of interest at a rate per annum equal to the rate borne by such Securities (or, in the case of Original Issue Discount Securities, the Securities' Yield to Maturity); and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of such Trustee, its agents and counsel.

          If the Company fails to pay such amounts forthwith upon such demand, such Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceedings to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

          If an Event of Default with respect to Securities of any particular series occurs and is continuing, the Trustee for the Securities of such series may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of that series by such appropriate judicial proceedings as such Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          SECTION 504. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relating to the Company or any other obligor upon the Securities of any series or the property of the Company or of such other obligor or their creditors, the Trustee for the Securities of such series (irrespective of whether the principal (or lesser amount in the case of an Original Issue Discount Security) of any Security of such series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether such Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise

               (i) to file and prove a claim for the whole amount of principal (or lesser amount in the case of an Original Issue Discount Security) (and premium, if any) and interest, if any, owing and unpaid in respect of the Securities of such series and any related coupons and to file such other papers or documents as may be necessary or advisable in order to have the claims of such Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of such Trustee, its agents and counsel and all other amounts due to such Trustee under Section 607) and of the Holders of the Securities of such series and any related coupons allowed in such judicial proceeding;

               (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and

               (iii) unless prohibited by law or applicable regulations, to vote on behalf of the Holders of the Securities of such series in any election of a trustee in bankruptcy or other persons performing similar functions;

and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder of Securities and coupons to make such payments to such Trustee, and in the event that such Trustee shall consent to the making of such payments directly to the Holders of Securities and coupons, to pay to such Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of such Trustee, its agents and counsel, and any other amounts due such Trustee under Section 607.

          Nothing herein contained shall be deemed to authorize the Trustee for the Securities of any series to authorize or consent to or accept or adopt on behalf of any Holder of a Security or coupon any plan of reorganization, arrangement, adjustment or composition affecting the Securities of such series or the rights of any Holder thereof, or to authorize the Trustee for the Securities or coupons of any series to vote in respect of the claim of any Holder in any such proceeding, except as aforesaid, for the election of a trustee in bankruptcy or other person performing similar functions.

          SECTION 505. Trustee May Enforce Claims Without Possession of Securities or Coupons. All rights of action and claims under this Indenture or the Securities or coupons of any series may be prosecuted and enforced by the Trustee for the Securities of any series without the possession of any of the Securities or coupons of such series or the production thereof in any proceeding relating thereto, and any such proceeding instituted by such Trustee shall be brought in its own name as trustee of an express trust and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of such Trustee, its agents and counsel and all other amounts due to such Trustee under Section 607, be for the ratable benefit of the Holders of the Securities and coupons of such series in respect of which such judgment has been recovered.

          SECTION 506. Application of Money Collected. Any money collected by the Trustee for the Securities of any series pursuant to this Article with respect to the Securities or coupons of such series shall be applied in the following order, at the date or dates fixed by such Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, if any, upon presentation of the Securities or coupons of such series, or both, as the case may be, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          First: To the payment of all amounts due such Trustee under Section
     607;

          Second: To the payment of the amounts then due and unpaid upon the Securities and coupons of such series for principal of (and premium, if any) and interest, if any, on such Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities and coupons for principal (and premium, if any) and interest, if any, respectively; and

          Third: The balance, if any, to the Person or Persons entitled thereto.

          SECTION 507. Limitation on Suits. No Holder of any Security of any particular series or any related coupons shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (1) an Event of Default with respect to that series shall have occurred and be continuing and such Holder shall have previously given written notice to the Trustee for the Securities of such series of such default and the continuance thereof;

          (2) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee for the Securities of such series to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder or Holders have offered to such Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) such Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5) no direction inconsistent with such written request has been given to such Trustee during such 60 day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more Holders of Securities of that series shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Securities of that series, or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Securities of that series.

          SECTION 508. Unconditional Right of Holders to Receive Principal (and Premium, if any) and Interest, if any. Notwithstanding any other provision in this Indenture, the Holder of any Security or coupon shall have the right which is absolute and unconditional to receive payment of the principal of (and premium, if any) and (subject to Section 307) interest, if any, on such Security on the respective Stated Maturities expressed in such Security or coupon (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

          SECTION 509. Restoration of Rights and Remedies. If the Trustee for the Securities of any series or any Holder of a Security or coupon has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Trustee or to such Holder, then and in every such case the Company, such Trustee and the Holders of Securities or coupons shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of such Trustee and such Holders shall continue as though no such proceeding had been instituted.

          SECTION 510. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee for the Securities of any series or to the Holders of Securities or coupons is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 511. Delay or Omission Not Waiver. No delay or omission of the Trustee for the Securities of any series or of any Holder of any Security of such series to exercise any right or remedy accruing upon any Event of Default with respect to the Securities of such series shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to such Trustee for the Securities or coupons of any series or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by such Trustee or by the Holders, as the case may be.

          SECTION 512. Control by Holders. The Holders of a majority in principal amount of the Outstanding Securities of any particular series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for the Securities of such series with respect to the Securities of that series or exercising any trust or power conferred on such Trustee with respect to such Securities, provided that:

          (1) such direction shall not be in conflict with any rule of law or with this Indenture and could not involve the Trustee in personal liability;

          (2) subject to the provisions of Section 601, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceeding so directed would be unjustly prejudicial to the Holders of Securities of such series not joining in any such direction; and

          (3) such Trustee may take any other action deemed proper by such Trustee which is not inconsistent with such direction.

          SECTION 513. Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the Outstanding Securities of any particular series and any related coupons may on behalf of the Holders of all the Securities of that series waive any past default hereunder with respect to that series and its consequences, except a default not theretofore cured:

          (1) in the payment of the principal of (or premium, if any) or interest, if any, on any Security of that series; or

          (2) with respect to a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of that series affected.

          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

          SECTION 514. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Security or coupon by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for the Securities or coupons of any series for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall (subject to applicable laws) not apply to any suit instituted by the Trustee for the Securities of any series, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any particular series or to any suit instituted by any Holder of any Security or coupon for the enforcement of the payment of the principal of (or premium, if any) or interest if any, on any Security of such series or the payment of any coupon on or after the respective Stated Maturities expressed in such Security or coupon (or, in the case of redemption, on or after the Redemption Date).

          SECTION 515. Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee for any series of Securities, but will suffer and permit the execution of every such power as though no such law had been enacted.

          SECTION 516. Judgment Currency. If, for the purpose of obtaining a judgment in any court with respect to any obligation of the Company hereunder or under any Security or any related coupon it shall become necessary to convert into any other currency or currency unit any amount in the currency or currency unit due hereunder or under such Security or coupon then such conversion shall be made by the Currency Determination Agent at the Market Exchange Rate as in effect on the date of entry of the judgment (the "Judgment Date"). If pursuant to any such judgment conversion shall be made on a date (the "Substitute Date") other than the Judgment Date and there shall occur a change between the Market Exchange Rate as in effect on the Judgment Date and the Market Exchange Rate as in effect on the Substitute Date, the Company agrees to pay such additional amounts (if any) as may be necessary to ensure that the amount paid is equal to the amount in such other currency or currency unit which, when converted at the Market Exchange Rate as in effect on the Judgment Date, is the amount due hereunder or under such Security or coupon. Any amount due from the Company under this Section 516 shall be due as a separate debt and is not to be affected by or merged into any judgment being obtained for any other sums due hereunder or in respect of any Security or coupon. In no event, however, shall the Company be required to pay more in the currency or currency unit due hereunder or under such

Security or coupon at the Market Exchange Rate as in effect on the Judgment Date than the amount of currency or currency unit stated to be due hereunder or under such Security or coupon so that in any event the Company's obligations hereunder or under such Security or coupon will be effectively maintained as obligations in such currency or currency unit and the Company shall be entitled to withhold (or be reimbursed for, as the case may be) any excess of the amount actually realized upon any such conversion on the Substitute Date over the amount due and payable on the Judgment Date.

                                   ARTICLE SIX

                                   THE TRUSTEE

          SECTION 601. Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default with respect to the Securities of any series for which the Trustee is serving as such,

          (1) such Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against such Trustee; and

          (2) in the absence of bad faith on its part, such Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to such Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to such Trustee, such Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

          (b) In case an Event of Default with respect to a series of Securities has occurred and is continuing, the Trustee for the Securities of such series shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (c) No provision of this Indenture shall be construed to relieve the Trustee for Securities of any series from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

          (2) such Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (3) such Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Outstanding Securities of any particular series, determined as provided in Section 512, relating to the time, method and place of conducting any proceeding for any remedy available to such Trustee, or exercising any trust or power conferred upon such Trustee, under this Indenture with respect to the Securities of that series; and

          (4) no provision of this Indenture shall require the Trustee for any series of Securities to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee for any series of Securities shall be subject to the provisions of this Section.

          SECTION 602. Notice of Defaults. Within 90 days after the occurrence of any default hereunder with respect to Securities of any particular series, the Trustee for the Securities of such series shall give to Holders of Securities of that series, in the manner set forth in Section 106, notice of such default if known to such Trustee as provided in Section 603(h), unless such default shall have been cured or waived; provided, however, that except in the case of a default in the payment of the principal of (or premium, if any) or interest if any, on any Security of that series, or in the deposit of any sinking fund payment with respect to Securities of that series, such Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of such Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Securities of that series and related coupons; and, provided, further, that in the case of any default of the character specified in Section 501(4) with respect to Securities of that series no such notice to Holders shall be given until at least 60 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of that series.

          SECTION 603. Certain Rights of Trustee. Except as otherwise provided in Section 601:

          (a) the Trustee for any series of Security may rely and shall protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, discretion, consent, order, bond, debenture, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (c) whenever in the administration of this Indenture such Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, such Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (d) such Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (e) such Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of any series pursuant to this Indenture for which it is acting as Trustee, unless such Holders shall have offered to such Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (f) such Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument opinion, report, notice, request, direction, consent order, bond, debenture, coupon or other paper or document, but such Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters at it may see fit, and, if such Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

          (g) such Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and such Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (h) the Trustee shall not be charged with knowledge of any Event of Default with respect to the Securities of any series for which it is acting as Trustee unless either (1) a Responsible Officer of the Trustee assigned to the Corporate Trust Department of the Trustee (or any successor division or department of the Trustee) shall have actual knowledge of the Event of Default or (2) written notice of such Event of Default shall have been given to the Trustee by the Company or any other obligor on such Securities or by any Holder of such Securities; and

          (i) such Trustee shall have no duties or responsibilities with respect to and shall have no liability for the actions taken or the failures to act of any other Trustees appointed hereunder.

          SECTION 604. Not Responsible for Recitals or Issuance of Securities. The recitals contained herein (except the description of the Trustee) and in the Securities (except the Trustee's certificates of authentication thereof), and in any coupons shall be taken as the statements of the Company, and the Trustee for any series of Securities assumes no responsibility for their correctness. The Trustee for any series of Securities makes no representations as to the validity or sufficiency of this Indenture or of the Securities of any series or coupons. The Trustee for any series of Securities shall not be accountable for the use or application by the Company of Securities or the proceeds thereof. The Trustee shall have no duty or responsibility to examine or review and shall have no liability for the contents of any document submitted to, or delivered to, any Holder of Securities, in the nature of a preliminary or final placement memorandum, official statement, offering circular, private placement memorandum, or any similar disclosure document.

          SECTION 605. May Hold Securities. The Trustee for any series of Securities, any Paying Agent, Security Registrar or any other agent of the Company or of such Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and coupons and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not such Trustee, Paying Agent, Security Registrar or such other agent.

          SECTION 606. Money Held in Trust. Money held by the Trustee for any series of Securities in trust hereunder need not be segregated from other funds except as provided in Section 115 and except to the extent required by law. The Trustee for any series of Securities shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

          SECTION 607.  Compensation and Reimbursement.  The Company agrees

          (1) to pay to the Trustee for any series of Securities from time to time reasonable compensation for services rendered hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) except as otherwise expressly provided herein, to reimburse the Trustee for any series of Securities upon its request for all reasonable expenses, disbursements and advances incurred or made by such Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith;

          (3) when the Trustee incurs expenses or renders services after the occurrence of a bankruptcy with respect to the Company, the expenses and the compensation for the services are intended to constitute expenses of administration under any federal or state bankruptcy, insolvency, arrangement, moratorium, reorganization or other debtor relief law; and

          (4) to indemnify such Trustee and its agents, including any Authenticating Agent, for, and to hold them harmless against, any loss, liability or expense incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust including the fees, costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder.

          As security for the performance of the obligations of the Company under this Section the Trustee for any series of Securities shall have a lien prior to the Securities upon all property and funds held or collected by such Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest if any, on particular Securities.

          SECTION 608. Disqualification; Conflicting Interests. The Trustee for the Securities shall be subject to the provisions of Section 310(b) of the Trust Indenture Act during the period of time required thereby. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of Section 310(b) of the Trust Indenture Act. In determining whether the Trustee has a conflicting interest as defined in Section 310(b) of the Trust Indenture Act with respect to the Securities of any series, there shall be excluded Securities of any particular series of Securities other than that series.

          The Trustee shall not be deemed to have a conflict of interest under
Section 310(b) of the Trust Indenture Act with respect to any other indenture entered into with the Company; provided that the Securities issued by the Company under this Indenture are wholly unsecured.

          SECTION 609. Corporate Trustee Required; Different Trustees for Different Series; Eligibility. There shall at all times be a Trustee hereunder which shall be

               (i) a corporation organized and doing business under the laws of the United States of America, any state thereof, or the District of Columbia, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by Federal or State authority, or

               (ii) a corporation or other Person organized and doing business under the laws of a foreign government that is permitted to act as Trustee pursuant to a rule, regulation, or other order of the Commission, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees, having a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Company nor any Person directly or indirectly controlling, controlled by, or under common control with the Company shall serve as Trustee for the Securities. A different Trustee may be appointed by the Company for any series of Securities prior to the issuance of such Securities. If the initial Trustee for any series of Securities is to be other than Comerica Bank, the Company and such Trustee shall, prior to the issuance of such Securities, execute and deliver an indenture supplemental hereto, which shall provide for the appointment of such Trustee as Trustee for the Securities of such series and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereunder specified in this Article.

          SECTION 610. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee for the Securities of any series and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

          (b) The Trustee for the Securities of any series may resign at any time with respect to the Securities of such series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee for the Securities of such series within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

          (c) The Trustee for the Securities of any series may be removed at any time with respect to the Securities of such series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to such Trustee and to the Company.

          (d) If at any time:

          (1) the Trustee for the Securities of any series shall fail to comply with Section 310(b) of the Trust Indenture Act pursuant to Section 608 hereof after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security of such series for at least six months, unless the Trustee's duty to resign is stayed in accordance with the provisions of Section 310(b) of the Trust Indenture Act, or

          (2) such Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

          (3) such Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of such Trustee or of its property shall be appointed or any public officer shall take charge or control of such Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove such Trustee or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor Trustee.

          (e) If the Trustee for the Securities of any series shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for the Securities of any series for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee with respect to the Securities of such series and shall comply with the applicable requirements of
Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of such series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forth with upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee for the Securities of such series and supersede the successor Trustee appointed by the Company. If no successor Trustee for the Securities of such series shall have been so appointed by the Company or the Holders and shall have accepted appointment in the manner required by Section 611, and if such Trustee is still incapable of acting, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, subject to Section 514, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

          (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series in the manner and to the extent provided in Section 106. Each notice shall include the name of the successor Trustee with respect to the Securities of that series and the address of its Corporate Trust Office.

          SECTION 611. Acceptance of Appointment by Successor. (a) Every successor Trustee appointed hereunder with respect to the Securities of any series shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee without any further act deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

          (b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee and
(3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

          (c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in Subsections (a) or (b) of this Section, as the case may be.

          (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee for the Securities of any series shall be qualified and eligible under this Article.

          SECTION 612. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee for the Securities of any series may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of such Trustee, shall be the successor of such Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee or the Authenticating Agent for such series then in office, any successor by merger, conversion or consolidation to such authenticating Trustee, or any successor Authenticating Agent, as the case may be, may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee or successor Authenticating Agent had itself authenticated such Securities.

          SECTION 613. Preferential Collection of Claims Against Company. (a) Subject to Subsection (b) of this Section, if the Trustee for the Securities of any series shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company within three months prior to a default, as defined in Subsection (c) of this Section, or subsequent to such a default, then, unless and until such default shall be cured, such Trustee shall set apart and hold in a special account for the benefit of such Trustee individually, the Holders of the Securities of any such series and any coupons appertaining thereto and the holders of other indenture securities (as defined in Subsection (c) of this Section):

          (1) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such three months' period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (2) of this Subsection, or from the exercise of any right of set-off which such Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

          (2) all property received by such Trustee in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such three months' period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

Nothing herein contained, however, shall affect the right of such Trustee:

          (A) to retain for its own account (i) payments made on account of any such claim by any Person (other than the Company) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by such Trustee to a third person, and (iii) distributions made in cash, securities or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to any applicable bankruptcy law;

          (B) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such three months' period;

          (C) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such three months' period and such property was received as security therefor simultaneously with the creation thereof, and if such Trustee shall sustain the burden of proving that at the time such property was so received such Trustee had no reasonable cause to believe that a default as defined in Subsection (c) of this Section would occur within three months; or

          (D) to receive payment on any claim referred to in paragraph (B) or
     (C), against the release of any property held as security for such claim as provided in paragraph (B) or (C), as the case may be, to the extent of the fair value of such property.

          For the purpose of paragraphs (B), (C) and (D), property substituted after the beginning of such three months' period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any preexisting claim of such Trustee as such creditor, such claim shall have the same status as such preexisting claim.

          If such Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned between such Trustee, the Holders of the Securities of such series and the holders of other indenture securities in such manner that such Trustee, such Holders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to any applicable bankruptcy law, the same percentage of their respective claims figured before crediting to the claim of such Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of such Trustee and the Holders of the Securities of such series and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to any applicable bankruptcy law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term "dividends" shall include any distribution with respect to such claim, in bankruptcy or receivership or proceedings for reorganization pursuant to any applicable bankruptcy law, whether such distribution is made in cash, securities, or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceedings for reorganization is pending shall have jurisdiction (i) to apportion between such Trustee and the Holders of the Securities of such series and other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to such Trustee and the Holders of the Securities of such series and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

          Any Trustee which has resigned or been removed with respect to the Securities of any series after the beginning of such three months' period shall be subject to the provisions of this Subsection as though such resignation or removal had not occurred. If any Trustee has so resigned or been removed prior to the beginning of such three months' period, it shall be subject to the provisions of this Subsection if and only if the following conditions exist:

          (i) the receipt of property or reduction of claim, which would have given rise to the obligation to account if such Trustee had continued as Trustee for the Securities of such series, occurred after the beginning of such three months' period; and

          (ii) such receipt of property or reduction of claim occurred within three months after such resignation or removal.

          (b) There shall be excluded from the operation of Subsection (a) of this Section a creditor relationship arising from

          (1) the ownership or acquisition of securities issued under any indenture or any security or securities having a maturity of one year or more at the time of acquisition by such Trustee;

          (2) advances authorized by a receivership or bankruptcy court of competent jurisdiction, or by this Indenture, for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advances and of the circumstances surrounding the making thereof is given to the Holders of the Securities of the applicable series at the time and in the manner provided in this Indenture;

          (3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, escrow agent, paying agent, fiscal agent or depositary, or other similar capacity;

          (4) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction as defined in Subsection (c) of this Section;

          (5) the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; or

          (6) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper as defined in Subsection (c) of this Section.

          (c) For the purposes of this Section only:

          (1) The term "default" means any failure to make payment in full of the principal of (or premium, if any) or interest, if any, on any of the Securities of the applicable series or upon the other indenture securities when and as such principal, premium or interest becomes due and payable.

          (2) The term "other indenture securities" means securities upon which the Company is an obliger outstanding under any other indenture or under this Indenture with respect to the Securities of any other series (i) under which such Trustee is also trustee, (ii) which contains provisions substantially similar to the provisions of this Section, and
     (iii) under which a default exists at the time of the apportionment of the funds and property held in such special account.

          (3) The term "cash transaction" means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand.

          (4) The term "self-liquidating paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by such Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

          (5) The term "Company" means any obliger upon the Securities.

          SECTION 614. Authenticating Agents. From time to time the Trustee for the Securities of any series may, subject to its sole discretion, appoint one or more Authenticating Agents with respect to the Securities of such series, which may include any director or officer of the Company or any Affiliate with power to act in the name of the Trustee and subject to its discretion in the authentication and delivery of Securities of such series in connection with transfers and exchanges under Sections 304, 305, 306 and 1107 as fully to all intents and purposes as though such Authenticating Agent had been expressly authorized by those Sections of this Indenture to authenticate and deliver Securities of such series. For all purposes of this Indenture the authentication and delivery of such Securities of such series by an Authentication Agent for such Securities pursuant to this Section shall be deemed to be authentication and delivery of such Securities "by the Trustee" for the Securities of such series. Any such Authenticating Agent shall at all times be a director or officer of a corporation organized and doing business under the laws of the United States or of any State thereof, or the District of Columbia, authorized under such laws to exercise corporate trust powers, and, if other than an Affiliate of the Trustee, having a combined capital and surplus of at least $25,000,000, and subject to supervision or examination by Federal, State, or District of Columbia authority. If such corporation publishes reports of condition at least annually pursuant to law or the requirements of such supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent for any series of Securities shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

          Any Authenticating Agent for any series of Securities may resign at any time by giving written notice of resignation to the Trustee for such series and to the Company. The Trustee for any series of Securities may at any time terminate the appointment of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company in the manner set forth in Section 105. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent for any series of Securities shall cease to be eligible under this Section, the Trustee for such series may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Company and shall give written notice of such appointment to all Holders of Securities of such series in the manner set forth in Section 106. Any successor Authenticating Agent, upon acceptance of his appointment hereunder, shall become vested with all the rights, powers and duties of his predecessor hereunder, with like effect as if originally named as an Authenticating Agent No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

          The Trustee for the Securities of each series agrees to pay to any corporation any director or officer of which has been appointed as Authenticating Agent for such series from time to time reasonable compensation for such services, and such Trustee shall be entitled to be reimbursed for such payments, subject to Section 607.

          If an appointment with respect to one or more series of Securities is made pursuant to this Section, the Securities or such series may have endorsed thereon, in addition to the Trustee's certification of authentication, an alternate certificate of authentication in the following form:

          "This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

                                 Comerica Bank,
                                   as Trustee

                          By

                             --------------------------
                            As Authenticating Agent"

                                  ARTICLE SEVEN

               HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

          SECTION 701. Company to Furnish Trustee Names and Addresses of Holders. With respect to each particular series of Securities, the Company will furnish or cause to be furnished to the Trustee for the Securities of such series,

          (a) semiannually, not more than 15 days after each Regular Record Date relating to that series (or, if there is no Regular Record Date relating to that series, on June 30 and December 31), a list, in such form as such Trustee may reasonably require, containing all the information in the possession or control of the Company or any of its Paying Agents other than such Trustee as to the names and addresses of the Holders of that series as of such dates,

          (b) on semi-annual dates in each year to be determined pursuant to
Section 301 if the Securities of such series do not bear interest, a list of similar form and content, and

          (c) at such other times as such Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, excluding from any such list names and addresses received by such Trustee in its capacity as Security Registrar for the Securities of such series, if so acting.

          SECTION 702. Preservation of Information; Communications to Holders.
(a) The Trustee for each series of Securities shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of the Securities of such series contained in the most recent lists furnished to such Trustee as provided in Section 701 and the names and addresses of Holders of the Securities of such series received by such Trustee in its capacity as Security Registrar for such series, if so acting. The Trustee for each series of Securities may destroy any list relating to such series of Securities furnished to it as provided in Section 701 upon receipt of a new list relating to such series so furnished.

          (b) If three or more Holders of Securities of any particular series (hereinafter referred to as "applicants") apply in writing to the Trustee for the Securities of any such series, and furnish to such Trustee reasonable proof that each such applicant has owned a Security of that series for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Securities of that series with respect to their rights under this Indenture or under the Securities of that series and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then such Trustee shall, within five Business Days after the receipt of such application, at its election, either

               (i) afford such applicants access to the information preserved at the time by such Trustee in accordance with Section 702(a), or

               (ii) inform such applicants as to the approximate number of Holders of Securities of that series whose names and addresses appear in the information preserved at the time by such Trustee in accordance with Section 702(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

          If any such Trustee shall elect not to afford such applicants access to that information, such Trustee shall, upon the written request of such applicants, mail to each Holder of Securities of that series whose name and address appears in the information preserved at the time by such Trustee in accordance with Section 702(a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to such Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, such Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of such Trustee, such mailing would be contrary to the best interests of the Holders of Securities of that series or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, such Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise such Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

          (c) Every Holder of Securities of each series or coupons, by receiving and holding the same, agrees with the Company and the Trustee for the Securities of such series that neither the Company nor such Trustee, nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of the Securities of such series in accordance with Section 702(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 702(b).

          SECTION 703. Reports by Trustee. (a) Within 60 days after May 31 of each year commencing with the year following the first issuance of Securities, the Trustee for the Securities of each series shall, to the extent required by the Trust Indenture Act, transmit by mail to all Holders of the Securities of such series, as provided in subsection (c) of this Section a brief report dated as of such date with respect to any of the following events which may have occurred within the prior 12 months (but if no such event has occurred within such period no report need be transmitted):

          (1) any change to its eligibility under Section 609 and its qualifications under Section 608, or in lieu thereof, if to the best of its knowledge it has continued to be eligible and qualified under said Sections, a written statement to such effect;

          (2) the creation of any material change to a relationship specified in
     Section 310(b)(1) through Section 310(b)(10) of the Trust Indenture Act;

          (3) the character and amount of any advances (and if such Trustee elects so to state, the circumstances surrounding the making thereof) made by such Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities of such series, on any property or funds held or collected by it as Trustee, except that such Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than 1/2 of 1% of the principal amount of the Securities of such series Outstanding on the date of such report;

          (4) the amount, interest rate and maturity date of all other indebtedness owing by the Company (or by any other obligor upon the Securities of such series) to such Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in Section 613 (b) (2), (3),
     (4) or (6);

          (5) the property and funds, if any, physically in the possession of such Trustee as such on the date of such report;

          (6) any additional issue of Securities of such series which such Trustee has not previously reported; and

          (7) any action taken by such Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Securities of such series, except action in respect of a default, notice of which has been or is to be withheld by such Trustee in accordance with Section 602.

          (b) The Trustee for each series of Securities shall transmit by mail to all Holders of Securities of such series, as provided in subsection (c) of this Section, a brief report with respect to the character and amount of any advances (and if such Trustee elects so to state, the circumstances surrounding the making thereof) made by such Trustee (as such) since the date of the last report transmitted pursuant to subsection (a) of this Section (or if no such report has yet been so transmitted, since the date of execution of this instrument) for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities of such series, on property or funds held or collected by it as Trustee, and which it has not previously reported pursuant to this subsection, except that such Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate 10% or less of the principal amount of the Securities of such series Outstanding at such time, such report to be transmitted within 90 days after such time.

          (c) Reports pursuant to this Section shall be transmitted by mail:

          (1) to all Holders of Registered Securities, as the names and addresses of such Holders appear in the Security Register;

          (2) to such Holders of Bearer Securities as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for such series of Bearer Securities for that purpose; and

          (3) except in the case of reports pursuant to Subsection (b) of this Section, to each Holder of a Security whose name and address is preserved at the time by such Trustee, as provided in Section 702(a).

          (d) A copy of each such report shall, at the time of such transmission to Holders of Securities of any series, be filed by the Trustee for the Securities of such series with each securities exchange upon which the Securities of such series are listed with the Commission and with the Company. The Company will notify such Trustee when such series of Securities is listed on any securities exchange.

          SECTION 704.  Reports by Company.  The Company will:

          (1) file with the Trustee for the Securities of such series, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15 (d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it will file with such Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to
     Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

          (2) file with the Trustee for the Securities of such series and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents, and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

          (3) transmit by mail to all Holders of Securities of each series, as provided in Section 703 (c), within 30 days after the filing thereof with the Trustee for the Securities of such series, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

                                  ARTICLE EIGHT

                 CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

          SECTION 801. Company May Consolidate, Etc., Only on Certain Terms. The Company shall not consolidate with or merge into any other Person, and the Company may not, directly or indirectly, sell, convey, transfer or lease all or substantially all of its properties and assets to any Person unless:

          (1) the Person formed by or surviving such consolidation or merger or the Person which acquires by conveyance or transfer, or which leases, all or substantially all of the properties and assets of the

     Company shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee for each series of Securities, in form reasonably satisfactory to each such Trustee, in the case of the Company, the due and punctual payment of the principal of (and premium, if any) and interest, if any (including all additional amounts, if any, payable pursuant to Sections 516 or 1008) on, and any sinking fund payment in respect of, all the Securities and any related coupons and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

          (2) immediately after giving effect to such transaction, no Event of Default with respect to any series of Securities, and no event which, after notice or lapse of time, or both, would become an Event of Default with respect to any series of Securities, shall have happened and be continuing, and

          (3) the Company has delivered to the Trustee for each series of Securities an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with;

          SECTION 802. Successor Corporation Substituted. Upon any consolidation or merger, or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 801, the successor corporation formed by such consolidation or merger or the successor Person to which such conveyance or transfer or with which such lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under this Indenture, the Securities and any related coupons.

                                  ARTICLE NINE

                             SUPPLEMENTAL INDENTURES

          SECTION 901. Supplemental Indentures Without Consent of Holders. Without the consent of any Holders of Securities or coupons, the Company, when authorized by a Board Resolution and the Trustee for the Securities of any or all series, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to such Trustee, for any of the following purposes:

          (1) to evidence the succession of another corporation to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Securities contained; or

          (2) to add to the covenants of the Company, for the benefit of the Holders of all or any particular series of Securities and any related coupons (and, if such covenants are to be for the benefit of fewer than all series of Securities, stating that such covenants are being included solely for the benefit of such series), to convey, transfer, assign, mortgage or pledge any property to or with the Trustee or otherwise secure any series of the Securities or to surrender any right or power herein conferred upon the Company; or

          (3) to add any additional Events of Default with respect to any or all series of Securities (and, if any such Event of Default applies to fewer than all series of Securities, stating each series to which such Event of Default applies); or

          (4) to add to or to change any of the provisions of this Indenture to provide that Bearer Securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on Bearer Securities, to permit Bearer Securities to be issued in exchange for Registered Securities, to permit Bearer Securities to be issued in exchange for Bearer Securities of other authorized denominations, to provide (subject to applicable laws) for the issuance of uncertificated Securities of any series in addition to or in place of any certificated Securities and to make all appropriate changes for such purposes; provided, however, that any such action shall not adversely affect the interests of the Holders of Securities of any series or any related coupons in any material respect; or

          (5) to change or eliminate any of the provisions of this Indenture; provided, however, that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

          (6) to evidence and provide for the acceptance of appointment hereunder of a Trustee other than Comerica Bank as Trustee for a series of Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 609; or

          (7) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611(b); or

          (8) to add to the conditions, limitations and restrictions on the authorized amount, form, terms or purposes of issue, authentication and delivery of Securities, as herein set forth, other conditions, limitations and restrictions thereafter to be observed; or

          (9) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Section 401; provided, however, that any such action shall not adversely affect the interests of the Holders of Securities of such series and any related coupons or any other series of Securities in any material respect; or

          (10) to add to or change or eliminate any provisions of this Indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act; or

          (11) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, to convey, transfer, assign, mortgage or pledge any property to or with the Trustee for the Securities of any series or to surrender any right or power herein conferred upon the Company, or to make any other provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interests of the Holders of Securities of any particular series in any material respect.

          SECTION 902. Supplemental Indentures With Consent of Holders. The Company, when authorized by a Board Resolution, and the Trustee for the Securities of any or all series may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of such Securities and any related coupons under this Indenture, but only with the consent of the Holders of more than 50% in aggregate principal amount of the Outstanding Securities of each series of Securities then Outstanding affected thereby, in each case by Act of said Holders of Securities of each such series delivered to the Company and the Trustee for Securities of each such series; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

          (1) change the Stated Maturity of the principal of, or any instalment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon, if any, or any premium payable upon the redemption thereof, or change any obligation of the Company to pay additional amounts pursuant to Section 1008 (except as contemplated by Section 801(1) and permitted by Section 901(1)) or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, or change the Place of Payment, or the currency or currency unit in which any Security or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); or

          (2) reduce the percentage in principal amount of the Outstanding Securities of any particular series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

          (3) modify any of the provisions of this Section or Section 513 or 1007, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder of a Security or coupon with respect to changes in the references to "the Trustee" and concomitant changes in this Section and Section 1006, or the deletion of this proviso, in accordance with the requirements of Sections 609, 611(b), 901(6) and 901(7).

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

          It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

          SECTION 903. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee for any series of Securities shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee for any series of Securities may, but shall not (except to the extent required in the case of a supplemental indenture entered into under Section 901(6) or (7)) be obligated to, enter into any such supplemental indenture which affects such Trustee's own rights, liabilities, duties or immunities under this Indenture or otherwise.

          SECTION 904. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder and of any coupons appertaining thereto shall be bound thereby.

          SECTION 905. Conformity With Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

          SECTION 906. Reference in Securities to Supplemental Indentures. Securities of any particular series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee for the Securities of such series, bear a notation in form approved by such Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series and any related coupons so modified as to conform, in the opinion of the Trustee for the Securities of such series and the Board of Directors of the Company, to any such supplemental indenture may be prepared and executed by the Company and such Securities may be authenticated and delivered by such Trustee in exchange for Outstanding Securities of such series and any related coupons.

                                   ARTICLE TEN

                                    COVENANTS

          SECTION 1001. Payment of Principal (and Premium, if any) and Interest, if any. The Company agrees, for the benefit of each particular series of Securities, that it will duly and punctually pay in the currency or currency unit in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except as provided in Sections 311 (b), 311 (d) and 311 (e)) the principal of (and premium, if any) and interest, if any, on that series of Securities in accordance with the terms of the Securities of such series, any coupons appertaining thereto and this Indenture, and will duly comply with all the other terms, agreements and conditions contained in, or made for the benefit of, the Securities of such series and any appurtenant coupons. Unless otherwise specified as contemplated by Section 301 with respect to any series of Securities, any interest due on Bearer Securities on or before Maturity shall be payable only upon presentation and surrender of the several coupons for such interest installments as are evidenced thereby as they severally mature. The interest, if any, due in respect of any temporary or permanent global Security, together with any additional amounts payable in respect thereof, as provided in the terms and conditions of such Security, shall be payable only upon presentation of such Security to the Trustee thereof for notation thereon of the payment of such interest.

          SECTION 1002. Maintenance of Office or Agency. If Securities of a series are issuable only as Registered Securities, the Company will maintain in each Place of Payment for that series an office or agency where Securities of that series may be presented or surrendered for payment, and an office or agency where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company with respect to the Securities of that series and this Indenture may be served. If Securities of a series are issuable as Bearer Securities, the Company will maintain (A) an office or agency in a Place of Payment for that series in the United States where any Registered Securities of that series may be presented or surrendered for payment, where any Registered Securities of that series may be surrendered for registration of transfer, where Securities of that series may be surrendered for exchange for Registered Securities, where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served and where Bearer Securities of that series and related coupons may be presented or surrendered for payment in the circumstances described in the following paragraph (and not otherwise), (B) subject to any laws or regulations applicable thereto, in a Place of Payment for that series which is located outside the United States, an office or agency where Securities of that series and related coupons may be presented and surrendered for payment; provided, however, that if the Securities of that series are listed on the Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent for the Securities of that series in Luxembourg or any other required city located outside the United States, as the case may be, so long as the Securities of that series are listed on such exchange, and (C) subject to any laws or regulations applicable thereto, in a Place of Payment for that series located outside the United States, at an office or agency where any Registered Securities of that series may be surrendered for registration of transfer, where Securities of that series may be surrendered for exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee for the Securities of that series of the location, and any change in the location, of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency in respect of any series of Securities or shall fail to furnish the Trustee for the Securities of that series with the address thereof, such presentations (to the extent permitted by law) and surrenders of Securities of that series may be made and notices and demands may be made or served at the Corporate Trust Office of such Trustee, except that Bearer Securities of that series and the related coupons may be presented and surrendered for payment at the offices specified in the Security, and the Company hereby appoints the same as its agent to receive such respective presentations, surrenders, notices and demands.

          No payment of principal (and premium, if any) or interest, if any, on Bearer Securities shall be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Payments will not be made in respect of Bearer Securities or coupons appertaining thereto pursuant to presentation to the Company or their respective designated Paying Agents within the United States. Notwithstanding the foregoing, payment of principal of (and premium, if any) and interest, if any, on any Bearer Security denominated and payable in Dollars will be made at the office of the Company's Paying Agent in the United States, if, and only if, payment in Dollars of the full amount of such principal, premium or interest, as the case may be, at all offices or agencies outside the United States maintained for that purpose by the Company in accordance with this Indenture is illegal or effectively precluded by exchange controls or other similar restrictions.

          The Company may also from time to time designate one or more other offices or agencies (in or outside the Place of Payment) where the Securities of one or more series may be presented or surrendered for any or all of the purposes specified above in this Section and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for such purpose. The Company will give prompt written notice to the Trustee for the Securities of each series so affected of any such designation or rescission and of any change in the location of any such office or agency.

          If and so long as the Securities of any series (i) are denominated in a currency other than Dollars or (ii) may be payable in a currency other than Dollars, or so long as it is required under any other provision of the Indenture, then the Company will maintain with respect to each such series of Securities, or as so required, a Currency Determination Agent.

          SECTION 1003. Money, for Securities Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent with respect to any particular series of Securities and any related coupons, it will, on or before each due date of the principal of (and premium, if any) or interest, if any, on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the currency or currency unit in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except as provided in Sections 311(b), 311(d) and 311(e)) sufficient to pay the principal (and premium, if any) and interest, if any, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee for the Securities of such series of its action or failure so to act.

          Whenever the Company shall have one or more Paying Agents for any particular series of Securities and any related coupons, the Company will, on or prior to each due date of the principal of (and premium, if any) or interest, if any, on any such Securities, deposit with a Paying Agent for the Securities of such series a sum (in the currency or currency unit described in the preceding paragraph) sufficient to pay the principal (and premium, if any) and interest, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless such Paying Agent is the Trustee for the Securities of such series) the Company will promptly notify such Trustee of its action or failure so to act.

          The Company will cause each Paying Agent for any particular series of Securities other than the Trustee for the Securities of such series to execute and deliver to such Trustee an instrument in which such Paying Agent shall agree with such Trustee, subject to the provisions of this Section, that such Paying Agent will:

          (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest, if any, on Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (2) give such Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal of (or premium, if any) and interest, if any, on Securities of that series; and

          (3) at any time during the continuation of any such default, upon the written request of such Trustee, forthwith pay to such Trustee all sums so held in trust by such Paying Agent.

          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee for the Securities of any series all sums held in trust by the Company or such Paying Agent, such sums to be held by such Trustee upon the same trusts as those upon which sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to such Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          Any money deposited with the Trustee for the Securities of any series or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) and interest, if any, on any Securities of any particular series and remaining unclaimed for two years after such principal (and premium, if any) and interest, if any, has become due and payable shall, unless otherwise required by mandatory provisions of applicable escheat, or abandoned or unclaimed property law, be paid to the Company on Company Request or (if then held by the Company) shall be discharged from such trusts; and the Holder of such Security shall, thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of such Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that such Trustee or such Paying Agent, before being required to make any such repayment may give written notice to the Holder of such Security in the manner set forth in Section 106, or may, in its discretion, in the name and at the expense of the Company, cause to be published at least once in a newspaper published in the English language, customarily on each Business Day and of general circulation in New York, New York notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will, unless otherwise required by mandatory provisions of applicable escheat, or abandoned or unclaimed property law, be repaid to the Company.

          SECTION 1004. Statements as to Compliance. The Company will deliver to the Trustee for each series of Securities, within 120 days after the end of each fiscal year, a written statement signed by the principal executive officer, principal financial officer or principal accounting officer of the Company stating that:

(1) a review of the activities of the Company during such year and of performance under this Indenture has been made under his supervision; and

          (2) to the best of his knowledge, based on such review, the Company is (or is not) in compliance with all conditions and covenants under this Indenture, and if the signer has obtained knowledge of any default by the Company in the performance, observance or fulfillment of any such condition or covenant, specifying each such default and the nature thereof.

          For purposes of this Section, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

          SECTION 1005. Corporate Existence. Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

          SECTION 1006. Waiver of Certain Covenants. The Company may omit in any particular instance to comply with any covenant or condition set forth in
Section 1005 and any other covenant not set forth herein and specified pursuant to Section 301 to be applicable to the Securities of any series, if before or after the time for such compliance the Holders of more than 50% in principal amount of the Outstanding Securities of each series of Securities affected by the omission (which, in the case of a covenant not set forth herein and specified pursuant to Section 301 to be applicable to the Securities of any series, shall include only those series to which such covenant is so specified to be applicable) shall, in each case by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee for the Securities of each series with respect to any such covenant or condition shall remain in full force and effect.

          SECTION 1007. Defeasance of Certain Obligations. If specified pursuant to Section 301 to be applicable to the Securities of any series, the Company may omit to comply with any term, provision or condition set forth in Section 801 and any other covenant not set forth herein and specified pursuant to Section 301 to be applicable to the Securities of such series and subject to this
Section 1007, and any such omission with respect to such Sections shall not be an Event of Default, in each case with respect to the Securities of such series; provided, however, that the following conditions have been satisfied:

          (1) with respect to all Outstanding Securities of such series and any coupons appertaining thereto not theretofore delivered to the Trustee for cancellation:

               (i) the Company has deposited or caused to be deposited with such Trustee, or in a trust fund established pursuant to a trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust an amount in the currency or currency unit in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except as provided in Sections 311(b), 311(d) and 311(e), in which case the deposit to be made with respect to Securities for which an election has occurred pursuant to Section 311(b), or a Conversion Event has occurred as provided in Sections 311(d) and 311(e), shall be made in the currency or currency unit in which such Securities are payable as a result of such election or Conversion Event), sufficient to pay and discharge the entire indebtedness on all such Outstanding Securities of such series and any related coupons for principal (and premium, if any) and interest, if any, to the Stated Maturity or any Redemption Date as contemplated by Section 402, as the case may be; or

               (ii) the Company has deposited or caused to be deposited with such Trustee, or in a trust fund established pursuant to a trust agreement in form and substance satisfactory to the Trustee, as obligations in trust such amount of Government Obligations as will, as evidenced by a Certificate of a Firm of Independent Public Accountants delivered to such Trustee, together with the predetermined and certain income to accrue thereon (without consideration of any reinvestment thereof), be sufficient to pay and discharge when due the entire indebtedness on all such Outstanding Securities of such series and any related coupons for unpaid principal (and premium, if any) and interest, if any, to the Stated Maturity or any Redemption Date as contemplated by Section 402, as the case may be; or

               (iii) the Company has deposited or caused to be deposited with such Trustee, or in a trust fund established pursuant to a trust agreement in form and substance satisfactory to the Trustee, in trust an amount equal to the amount referred to in clause (i) or (ii) in any combination of currency or currency unit or Government Obligations;

          (2) no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default with respect to the Securities of that series shall have occurred and be continuing on the date of such deposit and no Event of Default under Section 501(6) or Section 501(7) or event which with the giving of notice or lapse of time, or both, would become an Event of Default under Section 501(6) or Section 501(7) shall have occurred and be continuing on the 91st day after such date; and

          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the defeasance contemplated in the Section have been complied with.

          All the obligations of the Company under this Indenture with respect to the Securities of such series, other than with respect to Section 801, and any other covenant not set forth herein and specified pursuant to Section 301 to be applicable to the Securities of such series and subject to this Section 1007, shall remain in full force and effect. Anything in this Section 1007 to the contrary notwithstanding, the Trustee for any series of Securities shall deliver or pay to the Company, from time to time upon Company Request, any money or Government Obligations held by it as provided in this Section 1007 which, as expressed in a Certificate of a Firm of Independent Public Accountants delivered to such Trustee, are in excess of the amount thereof which would then have been required to be deposited for the purpose for which such money or Government Obligations were deposited or received, provided such delivery can be made without liquidating any Government Obligations.

          SECTION 1008. Payment of Additional Amounts. If specified pursuant to Section 301, the provisions of this Section 1008 shall be applicable to Securities of any series.

          The Company will, subject to the exceptions and limitations set forth below, pay to the Holder of any Security or coupon who is a United States Alien such additional amounts as may be necessary so that every net payment on such Security or coupon, after deduction or withholding by the Company or any of its Paying Agents for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided in such Security or in such coupon to be then due and payable. However, the Company will not be required to make any payment of additional amounts for or on account:

          (a) any tax, assessment or other governmental charge that would not have been so imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor or beneficiary of, or a person holding a power over, such Holder, if such Holder is an estate or trust, or a member or shareholder of such Holder, if such Holder is a partnership or corporation) and the United States, including,

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without limitation, such Holder (or such fiduciary, settlor, beneficiary, person holding a power, member or shareholder) being or having been a citizen, resident or treated as a resident thereof or being or having been engaged in trade or business or present therein or having or having had a permanent establishment therein, or (ii) such Holder's present or former status as a personal holding company, foreign personal holding company, controlled foreign corporation or passive foreign investment company with respect to the United States or as a corporation that accumulates earnings to avoid United States federal income tax;

          (b) any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by the Holder of such Security or coupon for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

          (c) any estate, inheritance, gift, sales, transfer, personal property tax or any similar tax, assessment or other governmental charge;

          (d) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment in respect of any Security or coupon, if such payment can be made without such withholding by at least one other Paying Agent;

          (e) any tax, assessment or other governmental charge which is payable otherwise than by withholding from payments in respect of such Security or coupon;

          (f) any tax, assessment or other governmental charge imposed on a Holder of a Security or coupon that actually or constructively owns 10 percent or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of Section 871(h)(3) of the Code or that is a controlled foreign corporation related to the Company through stock ownership;

          (g) any tax, assessment or other governmental charge imposed as a result of the failure to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of a Security or coupon, if such compliance is required by statute or by regulation of the United States as a precondition to relief or exemption from such tax, assessment or other governmental charge;

          (h) any tax, assessment or other governmental charge imposed with respect to payments on any Registered Security by reason of the failure of the Holder to fulfill the statement requirement of Sections 871(h) or 881(c) of the Code; or

          (i) any combination of items (a), (b), (c), (d), (e), (f), (g) and
(h);

nor will additional amounts be paid with respect to any payment on any such Security or coupon to a Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the United States (or any political subdivision thereof) to be included in the income for federal income tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to payment of the additional amounts had such beneficiary, settlor, member or beneficial owner been the Holder of such Security or coupon.

          The term "United States Alien" means any corporation, partnership, individual or fiduciary that is, for United States federal income tax purposes, a foreign corporation, a nonresident alien individual, a nonresident fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a nonresident alien individual or a nonresident fiduciary of a foreign estate or trust.

          Whenever in this Indenture there is mentioned, in any context, the payment of the principal of (and premium, if any) and interest, if any, on any Security or payment with respect to any coupon of any series, such mention shall be deemed to include mention of the payment of additional amounts provided for in the terms of such Securities and this Section to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of additional amounts (if applicable) in any provisions hereof shall not be construed as excluding additional amounts in those provisions hereof where such express mention is not made.

          If the Securities of a series provide for the payment of additional amounts as contemplated by Section 301(24), at least 10 days prior to the first Interest Payment Date with respect to that series of Securities (or if the Securities of that series will not bear interest prior to maturity, the first day on which a payment of principal and any premium is made), and at least 10 days prior to each date of payment of principal (and premium, if any) and interest, if any, if there has been any change with respect to the matters set forth in the below- mentioned Officers' Certificate, the Company will furnish the Trustee for that series of Securities and the Company's principal Paying Agent or Paying Agents, if other than such Trustee, with an Officers' Certificate instructing such Trustee and such Paying Agent or Paying Agents whether such payment of principal of (and premium, if any) and interest, if any, on the Securities of that series shall be made to Holders of Securities of that series or any related coupons who are United States

Aliens without withholding for or on account of any tax, assessment or other governmental charge referred to above or described in the Securities of that series. If any such withholding shall be required, then such Officers' Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities or coupons and the Company will pay to the Trustee for such series of Securities or such Paying Agent such additional amounts as may be required pursuant to the terms applicable to such series. The Company covenants to indemnify the Trustee for such series of Securities and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without gross negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers' Certificate furnished pursuant to this Section 1008.

          SECTION 1009. Limitation on Liens. The Company will not, and will not permit any Subsidiary, directly or indirectly, to create, incur, assume or permit to exist any Lien on or with respect to any property or assets of the Company or any Subsidiary or any interest therein or any income or profits therefrom, unless the Securities are secured equally and ratably with (or prior to) any and all other indebtedness secured by such Lien, except for (i) any Lien securing indebtedness incurred to finance the purchase price or cost of construction of property (or additions, substantial repairs, alterations or substantial improvements thereto), provided that such Lien and the indebtedness secured thereby are incurred within twelve months of the later of acquisition or completion of construction (or addition, repair, alteration or improvement) and full operation thereof, and provided, further, that such Lien does not relate to any property acquired or constructed by the Company or a Subsidiary pursuant to clause (iii) (B) of Section 1010 hereof; (ii) any Lien arising in the ordinary course of business, other than in connection with indebtedness for borrowed money; (iii) any Lien on property or assets acquired by the Company or any Subsidiary after the date of issuance of the Securities, provided that such Lien existed on the date such property or assets were acquired, and provided, further that, except as provided in clause (i) above, such Lien was incurred prior to, and not in anticipation of, such acquisition; (iv) any Lien on the property or assets of, or on the shares of stock of, any corporation or entity existing at the time such corporation or entity first becomes a Subsidiary, provided that such Lien was incurred prior to, and not in anticipation of, such corporation or entity becoming a Subsidiary; (v) any Lien existing on the date of the Indenture; (vi) any Lien arising out of judgments or awards against the Company or any Subsidiary with respect to which the Company or such Subsidiary shall in good faith be prosecuting an appeal or proceedings for review, or Liens which are discharged within 60 days of entry of judgment or Liens (including, without limitation, appellate bonds) incurred by the Company or a Subsidiary for the purpose of obtaining a stay or discharge in the course of any ongoing legal proceeding to which the Company or such Subsidiary is a party; (vii) any Lien for taxes not yet due and payable by the Company or any Subsidiary or which the Company or such Subsidiary is contesting in good faith; (viii) any Lien in favor of the Company or a Subsidiary; (ix) any Lien (other than a Lien permitted under any of clauses (i) through (viii) of this paragraph) securing indebtedness of the Company or any Subsidiary, provided that the total outstanding indebtedness (including the fair value of all Sale and Lease-Back Transactions permitted under clause (i) of
Section 1010 hereof but excluding any obligations associated with such Sale and Lease-Back Transactions) that may be secured under this clause (viii) may not exceed 15% of the Consolidated Net Tangible Assets of the Company and its Subsidiaries at the end of the most recent fiscal quarter; (x) any Lien extending, renewing or replacing any Lien permitted by clauses (i) through (ix) above; and (xi) any Lien securing indebtedness the proceeds of which are deposited, promptly upon receipt, with the Trustee solely for the purpose of effecting a legal defeasance or covenant defeasance as set forth under Section 1007 hereof.

          In the case of Liens permitted under clauses (i), (iii) and (iv), such Liens may not relate to any property or assets of the Company or a Subsidiary other than the property so acquired, constructed, added, repaired, altered or improved, as the case may be. In the case of Liens permitted under clause (x), such Liens (A) may not relate to any property or assets of the Company or a Subsidiary other than the property or assets to which the Lien being extended, renewed or replaced relates to, and (B) may not secure indebtedness in excess of that secured by the Lien being extended, renewed or replaced. In addition, if any Lien permitted under clause (ix) is extended, renewed or replaced pursuant to clause (x), then the aggregate amount of indebtedness secured by all such extended, renewed or replaced Liens (originally permitted under clause (ix)) shall be included thereafter in all calculations of Liens permitted under clause
(ix).

          SECTION 1010. Limitation on Sale and Lease-Back. The Company covenants and agrees that it will not, nor will it permit any Subsidiary, directly or indirectly, to enter into, assume, guarantee, or otherwise become liable with respect to any Sale and Lease-Back Transaction (as defined below); provided, however, that the Company or any Subsidiary may enter into (i) a Sale and Lease-Back Transaction that, had such Sale and Lease-Back Transaction been structured as a mortgage rather than as a Sale and Lease-Back Transaction, the Company or such Subsidiary would have been permitted to enter into such transaction without equally and ratably securing (or granting priority to) the Securities of all series pursuant to Section 1009 hereof, (ii) a Sale and Lease-Back Transaction between or among the Company and any of its Subsidiaries or between or among Subsidiaries and (iii) a Sale and Lease-Back Transaction, provided that, the proceeds of the sale of the property or assets to be leased are at least equal to the fair value (the fair value of such proceeds, if other than cash, to be determined by the chief financial officer of the Company) and an amount equal to such net proceeds is applied within 180 days of the effective date of such Sale and Lease-Back Transaction to (A) the retirement (other than any mandatory retirement and other than any prohibited retirement of securities) of indebtedness for borrowed money (including the Securities) incurred or assumed by the Company or any Subsidiary (other than indebtedness for borrowed money owed to the Company or any Subsidiary) which by its terms matures on, or is extendable or renewable at the option of the obligor to, a date more than 12 months after the date of the creation of such indebtedness and, in the case of such indebtedness of the Company, which ranks on a parity with, or senior in right of payment to, the Securities or (B) the purchase or construction of other property, provided, that, upon the completion of such purchase or construction, such property is owned by the Company or a Subsidiary free and clear of all Liens. For the purposes of this Indenture, a Sale and Lease- Back Transaction means any arrangement with any Person providing for the leasing to the Company or a Subsidiary for a period of more than three years of any property which has been or is to be sold or transferred by the Company or such Subsidiary to such Person or to any other Person to which funds have been or are to be advanced by such Person on the security of the leased property.

                                 ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES

          SECTION 1101. Applicability of This Article. Redemption of Securities of any series (whether by operation of a sinking fund or otherwise) as permitted or required by any form of Security issued pursuant to this Indenture shall be made in accordance with such form of Security and this Article; provided, however,that if any provision of any such form of Security shall conflict with any provision of this Article, the provision of such form of Security shall govern.

          SECTION 1102. Election to Redeem; Notice to Trustee. The election of the Company to redeem any Securities of any series shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company of less than all of the Securities of any particular series, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee for the Securities of such series) notify such Trustee by Company Request of such Redemption Date and of the principal amount of Securities of that series to be redeemed and shall deliver to such Trustee such documentation and records as shall enable such Trustee to select the Securities to be redeemed pursuant to Section 1103. In the case of any redemption of

Securities of any series prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee for Securities of such series with an Officers' Certificate evidencing compliance with such restriction.

          SECTION 1103. Selection by Trustee of Securities to Be Redeemed. If less than all the Securities are to be redeemed, the Company may select the series to be redeemed, and if less than all of the Securities of any series are to be redeemed, the particular Securities of that series to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee for the Securities of such series, from the Outstanding Securities of that series not previously called for redemption, by such method as such Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series, or any integral multiple thereof) of the principal amount of Securities of that series of a denomination larger than the minimum authorized denomination for Securities of that series pursuant to Section 302 in the currency or currency unit in which the Securities of such series are denominated.

          The Trustee for the Securities of any series to be redeemed shall promptly notify the Company in writing of the Securities of such series selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

          SECTION 1104. Notice of Redemption. Notice of redemption shall be given in the manner provided in Section 106 not later than the thirtieth day and not earlier than the sixtieth day prior to the Redemption Date, to each Holder of Securities to be redeemed.

          All notices of redemption shall state:

          (1)  the Redemption Date,

          (2)  the Redemption Price,

          (3) if less than all Outstanding Securities of a particular series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular Securities to be redeemed,

          (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security or portion thereof, and that interest thereon, if any, shall cease to accrue on and after said date,

          (5) the place or places where such Securities, together in the case of Bearer Securities with all coupons appertaining thereto, if any, maturing after the Redemption Date are to be surrendered for payment of the Redemption Price,

          (6) that the redemption is for a sinking fund, if such is the case,

          (7) that, unless otherwise specified in such notice, Bearer Securities of any series, if any, surrendered for redemption must be accompanied by all coupons maturing subsequent to the date fixed for redemption or the amount of any such missing coupon or coupons will be deducted from the Redemption Price or security or indemnity satisfactory to the Company, the Trustee for such series and any Paying Agent is furnished, and

          (8) if Bearer Securities of any series are to be redeemed and any Registered Securities of such series are not to be redeemed, and if such Bearer Securities may be exchanged for Registered Securities not subject to redemption on this Redemption Date pursuant to Section 305 or otherwise, the last date, as determined by the Company, on which such exchanges may be made.

          Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee for such Securities in the name and at the expense of the Company.

          SECTION 1105. Deposit of Redemption Price. Prior to the opening of business on any Redemption Date, the Company shall deposit with the Trustee for the Securities to be redeemed or with a Paying Agent for such Securities (or, if the Company is acting as its own Paying Agent for such Securities, segregate and hold in trust as provided in Section 1003) an amount of money in the currency or currency unit in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except as provided in Sections 311(b), 311(d) and 311(e)) sufficient to pay the principal amount of (and premium, if any, thereon), and (except if the Redemption Date shall be an Interest Payment Date) any accrued interest on, all the Securities which are to be redeemed on that date.

          SECTION 1106. Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified in the currency or currency unit in which the Securities of such series are payable (except as otherwise provided pursuant to Section 301 for the Securities of such series and except as provided in Sections 311(b), 311(d) and 311(e)) and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Securities shall cease to bear interest and the coupons for such interest appertaining to any Bearer Securities so to be redeemed, except to the extent provided below, shall be void. Upon surrender of such Security for redemption in accordance with said notice together with all coupons, if any, appertaining thereto maturing after the Redemption Date, such Security or specified portions thereof shall be paid by the Company at the Redemption Price; provided, however, that installments of interest on Bearer Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 1002) and, unless otherwise specified as contemplated by
Section 301, only upon presentation and surrender of coupons for such interest, and provided, further, that unless otherwise specified as contemplated by
Section 301, installments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

          If any Bearer Security surrendered for redemption shall not be accompanied by all coupons appertaining thereto maturing after the Redemption Date, such Security may be paid after deducting from the Redemption Price an amount equal to the face amount of all such missing coupons or the surrender of such missing coupon or coupons may be waived by the Company if there is furnished to the Company, the Trustee for such Security and any Paying Agent such security or indemnity as they may require to save the Company, such Trustee and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to such Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by coupons shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 1002) and, unless otherwise specified as contemplated by Section 301, only upon presentation and surrender of those coupons.

          If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Redemption Date at a rate per annum equal to the rate borne by the Security (or, in the case of Original Issue Discount Securities, the Security's Yield to Maturity).

          SECTION 1107. Securities Redeemed in Part. Any Registered Security which is to be redeemed only in part shall be surrendered at the Place of Payment (with, if the Company or the Trustee for such Security so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Security Registrar for such Security duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute and such Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Registered Security or Securities, of any authorized denomination as requested by such Holder, of the same series and having the same terms and provisions and in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Registered Security so surrendered.

                                 ARTICLE TWELVE

                                  SINKING FUNDS

          SECTION 1201. Applicability of This Article. Redemption of Securities through operation of a sinking fund as permitted or required by any form of Security issued pursuant to this Indenture shall be made in accordance with such form of Security and this Article; provided, however, that if any provision of any such form of Security shall conflict with any provision of this Article, the provision of such form of Security shall govern.

          The minimum amount of any sinking fund payment provided for by the terms of Securities of any particular series is herein referred to as a "mandatory sinking fund payment", and any payment in excess of such minimum amount provided for by the terms of Securities of any particular series is herein referred to as an "optional sinking fund payment". If provided for by the terms of Securities of any particular series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities of any particular series as provided for by the terms of Securities of that series.

          SECTION 1202. Satisfaction of Sinking Fund Payments With Securities. The Company (1) may deliver Outstanding Securities of a series (other than any previously called for redemption), together in the case of any Bearer Securities of such series with all unmatured coupons appertaining thereto, and (2) may apply as a credit Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such

Securities as provided for by the terms of such series; provided, however, that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee for such Securities at the principal amount thereof and the amount of such sinking fund payment shall be reduced accordingly.

          SECTION 1203. Redemption of Securities for Sinking Fund. Not less than 60 days prior to each sinking fund payment date for any particular series of Securities, the Company will deliver to the Trustee for the Securities of such series an Officers' Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash in the currency or currency unit in which the Securities of that series are payable (except as otherwise specified pursuant to Section 301 for the Securities of that series and except as provided in Sections 311(b), 311(d) and 311(c)) and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 1202 and shall state the basis for such credit and that such Securities have not previously been so credited and will also deliver to such Trustee any Securities to be so delivered. Such Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1106 and 1107.

                                ARTICLE THIRTEEN

                        MEETINGS OF HOLDERS OF SECURITIES

          SECTION 1301. Purposes for Which Meetings May Be Called. If Securities of a series are issuable as Bearer Securities, a meeting of Holders of Securities of such series may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities of such series.

          SECTION 1302. Call, Notice and Place of Meetings. (a) The Trustee for any series of Securities that includes Bearer Securities, may at any time call a meeting of the Holders of Securities of such series for any purpose specified in
Section 1301, to be held at such time and at such place in the Borough of Manhattan, The City of New York, or in London, as such Trustee shall determine. Notice of every meeting of Holders of Securities of such series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in

Section 106, not less than 20 nor more than 180 days prior to the date fixed for the meeting.

          (b) In case at any time the Company pursuant to a Board Resolution, or the Holders of at least 10% in principal amount of the Outstanding Securities of any such series, shall have requested the Trustee for any such series to call a meeting of the Holders of Securities of such series for any purpose specified in
Section 1301, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and such Trustee shall not have made the first publication of the notice of such meeting within 30 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities of such series in the amount above specified, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York, or in London, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section.

          SECTION 1303. Persons Entitled to Vote at Meetings. To be entitled to vote at any meeting of Holders of Securities of any series, a Person shall be
(1) a Holder of one or more Outstanding Securities of such series, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities of any series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee for such series and its counsel and any representatives of the Company and its counsel.

          SECTION 1304. Quorum; Action. The Persons entitled to vote a majority in principal amount of the Outstanding Securities of a series shall constitute a quorum for a meeting of Holders of Securities of such series. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Subject to Section 1305(d), notice of the reconvening of any adjourned meeting shall be given as provided in Section 1302(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly that Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series shall constitute a quorum.

          Except as limited by the proviso to Section 902, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Securities of that series; provided, however, that except as limited by the proviso to Section 902, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage which is less than a majority in principal amount of the Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of that series.

          Except as limited by the proviso to Section 902, any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with this Section shall be binding on all the Holders of Securities of such series and the related coupons, whether or not present or represented at the meeting.

          SECTION 1305. Determination of Voting Rights; Conduct and Adjournment of Meetings. (a) Notwithstanding any other provision of this Indenture, the Trustee for any series of Securities that includes Bearer Securities may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities of such series in regard to proof of the holding of Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 104 and the appointment of any proxy shall be proved in the manner specified in Section 104 or by having the signature of the person executing the proxy witnessed or guaranteed by any trust company, bank or banker authorized by Section 104 to certify to the holding of Bearer Securities. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 104 or other proof.

          (b) The Trustee for any series of Securities that includes Bearer Securities shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 1302(b), in which case the Company or the Holders of Securities of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting.

          (c) At any meeting each Holder of a Security of such series or proxy shall be entitled to one vote for each $1,000 principal amount of Securities of such series held or represented by him as determined in accordance with Section 115; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.

          (d) Any meeting of Holders of Securities of any series duly called pursuant to Section 1302 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting; and the meeting may be held as so adjourned without further notice.

          SECTION 1306. Counting Votes and Recording Action of Meetings. The vote upon any resolution submitted to any meeting of Holders of Securities of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities of any series shall be prepared by the secretary of the meeting and then shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 1302 and, if applicable, Section 1304. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company and another to the Trustee for such series of Securities to be preserved by such Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                                    *  *  *

          This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                              R.P. SCHERER INTERNATIONAL CORPORATION

[SEAL]

                             By /s/ John P. Cashman

                                         [Chairman of the Board]

Attest: /s/ Nicole S. Williams

        [Secretary]

                              COMERICA BANK

[SEAL]

                                 By /s/ M. Karam

                                [Vice President]

Attest: /s/ N. Packard

        Title: Trust Officer

STATE OF MICHIGAN
COUNTY OF OAKLAND        ss:

          On the 17th day of January, 1994, before me personally came John P. Cashman and Nicole S. Williams, to me known, who, being by me duly sworn, did depose and say that they reside in Province of Ontario, Canada, and Oakland County, Michigan, respectively, that they are the Chairman of the Board and the Secretary, respectively, of R.P. SCHERER INTERNATIONAL CORPORATION, one of the corporations described in and which executed the above instrument; that they know the corporate seal of said corporation; that one of the seals affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation and that they signed their names thereto by like authority.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                              /s/ JoAnn Ray Schmidt
                                     Notary Public

[SEAL]

STATE OF MICHIGAN
COUNTY OF WAYNE    ss:

        On the 27th day of January, 1994, before me personally came Marilyn A. Karam, to me known, who, being by me duly sworn, did depose and say that she resides in Wayne County, Michigan, and that she is a [Vice President] of Comerica Bank one of the corporations described in and which executed the above instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

[SEAL]

                            /s/ James Kowalski
                                 Notary Public

                                    EXHIBIT A

[FORM OF CERTIFICATE TO BE DELIVERED TO EUROCLEAR OR CEDEL, S.A. BY OR ON BEHALF OF A BENEFICIAL OWNER OF SECURITIES, IN ORDER TO RECEIVE A DEFINITIVE BEARER SECURITY IN EXCHANGE FOR AN INTEREST IN A TEMPORARY GLOBAL SECURITY OR TO EXCHANGE AN INTEREST IN A TEMPORARY GLOBAL SECURITY FOR AN INTEREST IN A PERMANENT GLOBAL SECURITY IN DEFINITIVE FORM]

                     R. P. SCHERER INTERNATIONAL CORPORATION

                  [INSERT TITLE OR DESCRIPTION OF SECURITIES]

          Reference is hereby made to the Indenture dated as of _________ __, 199- (the "Indenture") between R.P. Scherer International Corporation (the "Issuer") and Comerica Bank as Trustee. Unless otherwise herein defined, terms used herein have the same meaning as in the Indenture.

          This is to certify that as of the date hereof and except as set forth below principal amount of the above captioned Securities held by you for our account (i) is owned by person(s) that are not United States person(s) (as defined below), (ii) is owned by United States person(s) that are (a) foreign branches of United States financial institutions (as defined in Section 1.16512(c)(1)(v) of the United States Treasury regulations) ("financial institutions") purchasing for their own account or for resale, or (b) United States person(s) who acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Issuer or the Issuer's agent that it will comply with the requirements of Section 165(j))(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder), or (iii) is owned by United States or foreign financial institution(s) for the purpose of resale during the restricted period (as defined in Section 1.163-5(c)(2)(i)(D)(7) of the United States Treasury Regulations), and in addition if the owner of the Securities is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)) this is to further certify that such financial institution has not acquired the Securities for the purpose of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

          We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the beneficial interest in the temporary global Security held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

          This certificate excepts and does not relate to principal amount of Securities held by you for our account as to which we are not able to provide a certificate in this form. We understand that exchange of such portion of the temporary global Security for definitive Bearer Securities or interests in a permanent global Security cannot be made until we are able to provide a certificate in this form.

          We understand that this certificate is required in connection with certain tax laws and regulations of the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings. "United States person" means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States and any estate or trust the income of which is subject to United States federal income taxation regardless of its source. "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

                              By:
                                 ----------------------------------------------
                                   As, or as agent for, the beneficial owner(s)
                                   of the portion of the temporary global
                                   Security to which this certificate relates.

                                    EXHIBIT B

[FORM OF CERTIFICATE TO BE GIVEN TO THE APPROPRIATE TRUSTEE BY EUROCLEAR OR CEDEL, S.A. REGARDING THE EXCHANGE OF A TEMPORARY GLOBAL SECURITY FOR DEFINITIVE SECURITIES OR FOR A PORTION OF A PERMANENT GLOBAL SECURITY IN

DEFINITIVE FORM]

                     R.P. SCHERER INTERNATIONAL CORPORATION

                  [INSERT TITLE OR DESCRIPTION OF SECURITIES]

          Reference is hereby made to the Indenture dated as of __________ __, 199- (the "Indenture") between R.P. Scherer International Corporation (the "Issuer") and Comerica Bank as Trustee. Unless otherwise herein defined, terms used herein shall have the same meaning as in the Indenture.

          The undersigned certifies that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our "Member Organizations") substantially to the effect set forth in the Indenture as of the date hereof, principal amount of the above-captioned Securities (i) is owned by person(s) that are not United States person(s) (as defined below), (ii) is owned by United States person(s) that are (a) foreign branches of United States financial institutions (as defined in Section 1.165-12(c)(1)(v) of the United States Treasury regulations) ("financial institutions") purchasing for their own account or for resale, or
(b) United States person(s) who acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986, as amended, and the Treasury regulations thereunder), or (iii) is owned by United States or foreign financial institution(s) for the purpose of resale during the restricted period (as defined in Section 1.163- 5(c)(2)(i)(D)(7) of the United States Treasury regulations), and in addition United States or foreign financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for the purpose of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

          We further certify (i) that we are not making available for exchange or collection of any interest any portion of the temporary Global Security excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange or collection of any interest are no longer true and cannot be relied upon as of the date hereof.

          We understand that this certificate is required in connection with certain tax laws and regulations of the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings. "United States person" means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States and any estate or trust the income of which is subject to United States federal income taxation regardless of its source. "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

Dated:                             By:
                                      --------------------------------------
                                        [Centre de Livraisons de Valeurs
                                        Mobilieres, S.A.] [Morgan Guaranty
                                        Trust Company of New York, Brussels
                                        office, as operator of the Euroclear

                                        System]

                                    EXHIBIT C

[FORM OF CERTIFICATE TO BE GIVEN TO THE APPROPRIATE TRUSTEE BY EUROCLEAR OR CEDEL, S.A. REGARDING PAYMENTS ON A TEMPORARY GLOBAL SECURITY PRIOR TO AN

EXCHANGE DATE]

                     R.P. SCHERER INTERNATIONAL CORPORATION

                  [INSERT TITLE OR DESCRIPTION OF SECURITIES]

          Reference is hereby made to the Indenture dated as of -------- --, 199- (the "Indenture") between R.P. Scherer International Corporation (the "Issuer") and Comerica Bank as Trustee. Unless otherwise herein defined, terms used herein shall have the same meaning as in the Indenture.

          The undersigned certifies that based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our "Member Organizations") substantially to the effect set forth in the Indenture as of the date hereof, principal amount of the above-captioned Securities (i) is owned by person(s) that are not United States person(s) (as defined below), (ii) is owned by United States person(s) that are (a) foreign branches of United States financial institutions (as defined in Section 1.165-12(c)(1)(v) of the United States Treasury regulations) ("financial institutions") purchasing for their own account or for resale, or
(b) United States person(s) who acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986, as amended, and the Treasury regulations thereunder), or (iii) is owned by United States or foreign financial institution(s) for the purpose of resale during the restricted period (as defined in Section 1.163-5(c)(2)(i)(D)(7) of the United States Treasury regulations), and in addition United States or foreign financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for the purpose of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

          We further certify (i) that we are not making available for exchange or collection of any interest any portion of the temporary Global Security excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange or collection of any interest are no longer true and cannot be relied upon as of the date hereof.

          We understand that this certificate is required in connection with certain tax laws and regulations of the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings. "United States person" means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States and any estate or trust the income of which is subject to the United States federal income taxation regardless of its source. "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

Dated:                             By:
                                      --------------------------------------
                                        [Centrale de Livraisons de Valeurs
                                        Mobilieres, S.A. ] [Morgan Guaranty
                                        Trust Company of New York, Brussels
                                        office, as operator of the Euroclear

                                        System]

                                    EXHIBIT D

[FORM OF CERTIFICATE TO BE DELIVERED TO EUROCLEAR OR CEDEL, S.A. BY OR ON BEHALF OF A BENEFICIAL OWNER OF SECURITIES, IN ORDER TO RECEIVE PAYMENT ON A

TEMPORARY GLOBAL SECURITY PRIOR TO AN EXCHANGE DATE]

                     R.P. SCHERER INTERNATIONAL CORPORATION

                   [INSERT DATE OR DESCRIPTION OF SECURITIES]

          Reference is hereby made to the Indenture dated as of _________ __, 199- (the "Indenture") between R.P. Scherer International Corporation (the "Issuer") and Comerica Bank as Trustee. Unless otherwise herein defined, terms used herein have the same meaning as in the Indenture.

          This is to certify that as of the date hereof and except as set forth below, - principal amount of the above-captioned Securities (i) is owned by person(s) that are not United States person(s) (as defined below), (ii) is owned by United States person(s) that are (a) foreign branches of United States financial institutions (as defined in Section 1.165-12(c) (1)(v) of the United States Treasury regulations) ("financial institutions") purchasing for their own account or for resale, or (b) United States person(s) who acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Issuer or the Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986, as amended, and the Treasury regulations thereunder), or
(iii) is owned by financial institution(s) for the purpose of resale during the restricted period (as defined in Section 1.163- 5(c)(2)(i)(D)(7) of the United States Treasury regulations), and in addition if the owner of the Securities is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)) this is to further certify that such financial institution has not acquired the beneficial interest in the Securities for the purpose of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

          We undertake to advise you promptly by tested telex if the foregoing statement as to beneficial ownership is not correct on the [insert relevant payment date], and in the absence of any such notification it may be assumed that this certification applies as of such date.

          This certificate excepts and does not relate to principal amount of Securities held by you for our account as to which we are not able to provide a certificate in this form. We understand that payments, if any, due prior to the Exchange Date with respect to such portion of the temporary global Security cannot be made until we are able to provide a certificate in this form.

          We understand that this certificate is required in connection with certain tax laws and regulations of the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings. "United States person" means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States and any estate or trust the income of which is subject to United States federal income taxation regardless of its source. "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

Dated:                             By:
                                      ----------------------------------------
                                        As, or as agent for, the beneficial
                                        owner(s) of the portion of the temporary
                                        global Security to which this
                                        certificate relates.

                          FIRST SUPPLEMENTAL INDENTURE

    THIS FIRST SUPPLEMENTAL INDENTURE (the "First Supplemental Indenture"), dated as of February 28, 1995, by and among R. P. Scherer International Corporation, a corporation duly organized and existing under the laws of the State of Delaware and having its principal office at 2075 W. Big Beaver Road, P.O. Box 7060, Troy, Michigan 48007-7060 (the "Company"); R. P. Scherer Corporation, a corporation duly organized and existing under the law of the State of Delaware, the parent corporation of the Company and having its principal office at 2075 W. Big Beaver Road, P.O. Box 7060, Troy, Michigan 48007-7060 (the "Parent Corporation"); and Comerica Bank, a state bank organized and existing under the laws of the State of Michigan and having its principal Corporate Trust Office at 411 W. Lafayette, M.C. 3461, Detroit, Michigan 48226, as Trustee (the "Trustee").

                              W I T N E S S E T H:

    WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture dated as of January 1, 1994 (the "Original Indenture"), to provide for the issuance from time to time of securities evidencing the Company's unsecured indebtedness (the "Debt Securities");

    WHEREAS, pursuant to Resolutions of the Pricing Committee of the Board of Directors of the Company held January 12, 1994 and January 20, 1994, the Company issued $100,000,000 principal amount of Debt Securities under the Original Indenture in the form of 6 3/4% Senior Notes due 2004 (the "Senior Notes");

    WHEREAS, the Company has merged with and into the Parent Corporation pursuant to Section 253 of the General Corporation Law of Delaware (the "Merger");

    WHEREAS, Section 901 of the Original Indenture authorizes the execution of the First Supplement Indenture, without the consent of any Holders of Debt Securities or coupons, to evidence the succession of the Parent Corporation to the Company, and the assumption by the Parent Corporation of the covenants of the Company in the Original Indenture and in the Debt Securities issued thereunder; and

    WHEREAS, the execution and delivery of this First Supplemental Indenture has been in all respects authorized, and all acts, conditions and requirements necessary to constitute this First Supplement Indenture, when duly executed and delivered, a valid, legal and binding instrument in accordance with the terms and for the purposes herein expressed, have been satisfied and completed.

    NOW, THEREFORE, the Company, the Parent Corporation and the Trustee hereby agree as following:

1. The Parent Corporation hereby expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest, if any (including all additional amounts, if any payable pursuant to Sections 516 or 1008 of the Original Indenture) on, and any sinking fund payment in respect of, all the Senior Notes and of any Debt Securities to be issued hereafter pursuant to the Original Indenture, and any related coupons, and the performance of every covenant of the Original Indenture on the part of the Company to be performed or observed.

2. The Trustee hereby acknowledges receipt of an Officers' Certificate and Opinion of Counsel, copies of which are attached hereto, each stating that the Merger and this First Supplement Indenture comply with all the terms and conditions of Article VIII of the Original Indenture and that the Merger complies with all conditions precedent of the Original Indenture relating to a merger of the Company into another Person.

3. All terms used herein not specifically defined in this First Supplement Indenture which are defined in the Original Indenture shall have the meanings ascribed to them in the Original Indenture.

4. From and after the execution and delivery of this First Supplement Indenture, the Original Indenture shall been deemed to be amended as herein provided. Except as modified and amended by this First Supplemental Indenture, the Original Indenture shall continue in full force and effect, and none of the obligations or covenants existing or to exist thereunder shall be released, diminished or impaired, except as set forth herein.

5. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

2

    IN WITNESS WHEREOF, the undersigned have caused this First Supplemental Indenture to be executed in their respective corporate names by their duly authorized officers, all as of the date first written above.

                              R. P. SCHERER INTERNATIONAL CORPORATION

                              By:   /s/ Nicole S. Williams
                                    ----------------------
                                    Its:     Secretary
                                             ---------

                              R. P. SCHERER CORPORATION

                              By:   /s/ Nicole S. Williams
                                    ----------------------
                                    Its:     Secretary
                                             ---------


                              COMERICA BANK, as Trustee

                              By:   /s/ James Kowalski
                                    ------------------
                                    Its:    Authorized Signatory
                                            Trust Administrator

                          SECOND SUPPLEMENTAL INDENTURE

          SECOND SUPPLEMENTAL INDENTURE (this "Second Supplemental Indenture"), dated as of August 7, 1998 by and among R.P. Scherer Corporation (the "Company"), Cardinal Health, Inc. (the "Guarantor"), and NBD Bank, as trustee (the "Trustee") under that certain Indenture dated as of January 1, 1994, between the Company and Comerica Bank, as trustee, as previously supplemented by that certain First Supplemental Indenture dated as of February 28, 1995, between the Company and Comerica Bank, and by that certain Instrument of Resignation, Appointment and Acceptance, dated as of May 24, 1997, among the Company, Comerica Bank and the Trustee (the "Instrument of Resignation", and, as so supplemented, the "Indenture").

                               W I T N E S S E T H

          WHEREAS, pursuant to the Indenture, the Company issued its 6-3/4% Notes Due 2004 (the "Notes");

          WHEREAS, pursuant to the Instrument of Resignation, NBD Bank replaced Comerica Bank as trustee under the Indenture;

          WHEREAS, the Company intends, pursuant to an Agreement and Plan of Merger, dated as of May 17, 1998, among the Guarantor, GEL Acquisition Corp., a wholly owned subsidiary of the Guarantor ("Merger Sub") and the Company, for Merger Sub to merge with and into the Company, with the Company as the continuing corporation becoming a wholly-owned subsidiary of the Guarantor (the "Surviving Company");

          WHEREAS, Section 801 of the Indenture provides that, under certain circumstances involving a merger of the Company, the Surviving Company is required to execute and deliver to the Trustee a supplemental indenture pursuant to which the Surviving Company shall assume all of the Company's obligations under the Notes and the Indenture; and

          WHEREAS, the Guarantor desires to unconditionally and irrevocably guarantee the full and punctual payment of principal of and interest on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture (including obligations to the Trustee) with respect to the Notes, and the full and punctual performance within applicable grace periods of all other obligations of the Company under the Notes and under the Indenture with respect to the Notes; and

          WHEREAS, pursuant to Section 901 of the Indenture, the Trustee is authorized to execute and deliver this Second Supplemental Indenture.

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Surviving Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

          1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

          2. AGREEMENT TO ASSUME OBLIGATIONS. The Surviving Company hereby assumes all of the Company's responsibilities, liabilities and any other obligations under the Notes and the Indenture including, but not limited to, the obligation to (i) duly and punctually pay the principal of (and premium, if any) and interest, if any (including all additional amounts, if any, payable pursuant to Sections 516 and 1008 of the Indenture) on, and any sinking fund payment in respect of, all the Notes and any related coupons and (ii) perform every covenant in the Indenture on the part of the Company to be performed or observed, as and to the extent such responsibilities, liabilities or obligations exist on the date hereof, and to be bound by all other applicable provisions of the Indenture.

          3. AGREEMENT AS TO RIGHTS OF SURVIVING COMPANY. The Trustee hereby agrees that, in accordance with Section 802 of the Indenture, the Surviving Company shall succeed to, and may exercise every right and power of, the Company under the Indenture with the same effect as if the Surviving Company had been named as the Company herein.

          4. THE GUARANTEE. (a) The Guarantor irrevocably and unconditionally guarantees (the "Guarantee") to each Holder of Notes and to the Trustee and its successors and assigns, (i) the full and punctual payment of principal of an interest on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture (including obligations to the Trustee) with respect to the Notes and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Notes and under the Indenture with respect to the Notes.

          (b) The Guarantor further agrees that the Guarantee constitutes a guarantee of payment, performance and compliance and not merely of collection.

          (c) The obligation of the Guarantor to make any payment under the Guarantee may be satisfied by causing the Company to make such payment.

          (d) The Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by

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the Trustee or any Holder of the Notes in enforcing any of their respective rights under the Guarantee.

          5. MICHIGAN LAW TO GOVERN. The laws of the State of Michigan applicable to contracts entered into and to be performed wholly within such state shall govern and be used to construe this Second Supplemental Indenture.

          6. COUNTERPARTS. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the date first above written.

  R.P. SCHERER CORPORATION                  CARDINAL HEALTH, INC.

  By: /s/ ALEKSANDER ERDELJAN               By: /s/ DAVID BEARMAN
     ----------------------------               -----------------------------
      Name: Aleksander Erdeljan                 Name: David Bearman
      Title: Chairman and CEO                   Title: Executive Vice President

  NBD BANK (as Trustee)

  By: /s/ ERNEST J. PECK
     ----------------------------
      Name: Ernest J. Peck
      Title: Vice President